As filed with the Securities and Exchange Commission on December 21, 1995

                                      File No. 33-


             Securities and Exchange Commission
                   Washington, D.C. 20549



                          Form S-8
                   Registration Statement
                           Under
                 The Securities Act of 1933



                   Brunswick Corporation
   (Exact name of registrant as specified in its charter)

                 Delaware                     36-0848180
         (State of Incorporation)   (I.R.S. Employer Identification Number)

              1 N. Field Ct.
              Lake Forest, IL                 60045-4811
 (Address of Principal Executive Offices)     (Zip Code)



       Brunswick Retirement Savings Plan for Salaried Employees

       Brunswick Retirement Savings Plan for Hourly Employees

           Brunswick Retirement Savings Plan for
        Wisconsin Bargaining Unit Hourly Employees
                 (Full title of the plans)

            Robert T. McNaney, General Counsel
                  Brunswick Corporation
                      1 N. Field Ct.
            Lake Forest, Illinois  60045-4811
         (Name and address of agent for service)

                       (708) 735-4700
          (Telephone number of agent for service)


              Calculation of Registration Fee


Title of Securities to be Registered
     Common Stock, par value $0.75 per share

Amount to be Registered
     1,000,000

Proposed Maximum Offering Price Per Share(1)
     $21.6875

Proposed Maximum Aggregate Offering Price
     21,687,500

Amount of Registration Fee
     $4,338



(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 on the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange on December 18, 1995.

          In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

                           PART II

                  Information Required in
                 the Registration Statement

Item 3.  Incorporation of Documents by Reference.

   The following documents or portions of documents previously filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

   (a) The Annual Report of Brunswick Corporation (the "Company") on Form 10-K for the year ended December 31, 1994.

   (b) The Company's Quarterly Report on Form 10-Q/A for the quarter ended March 31, 1995.

   (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.

   (d) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995.

   (e) The description of the Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A filed with the Commission on March 31, 1986 (as amended on Form 8 dated April 10, 1989).

   (f) The description of the Company's Common Stock contained on pages 8-9 of the Prospectus filed as part of Amendment No. 1 to the Company's Registration Statement No. 33-45772 filed with the Commission on April 30, 1992.

   All documents subsequently filed by the Company pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

   Not applicable.

Item 5.  Interests of Named Experts and Counsel.

   Certain legal matters with respect to the legality of the Common Stock offered hereby will be passed upon for the Company by Robert T. McNaney, General Counsel of the Company. As of December 20, 1995, Mr. McNaney owned approximately 35,000 shares of Common Stock and also held options to purchase 27,200 shares of Common Stock, of which options to purchase 12,120 shares are currently exercisable.

Item 6.  Indemnification of Directors and Officers.

   Section 145 of the General Corporation Law of the State of Delaware, under which the Company is organized, empowers a corporation, subject to certain limitations, to indemnify its officers, directors, employees and agents, or others acting in similar capacities for other entities at the request of the Company, against certain expenses, including attorneys' fees, judgments, fines and other amounts which may be paid or incurred by them in their capacities as such directors, officers, employees or agents.

   The Certificate of Incorporation of the Company authorizes the board of directors to indemnify directors, officers, employees or agents of the Company to the fullest extent that is lawful.

   The Company's By-laws authorize the board of directors to indemnify directors, officers, employees and agents in the same circumstances set forth in the Certificate of Incorporation. The By-laws also authorize the Company to purchase liability insurance on behalf of directors, officers, employees and agents and to enter into indemnity agreements with directors, officers, employees and agents.

   The Company has entered into indemnification agreements with its directors and its officers which provide broader indemnification than the indemnification specifically available under Section 145 of the Delaware statue. The agreements provide that the Company will indemnify its directors and its officers, to the fullest extent permitted by the Company's Certificate of Incorporation (and that is otherwise lawful) against expenses (including attorneys' fees), judgments, fines, taxes, penalties and settlement payments incurred by reason of the fact that they were directors or officers of the Company. Unlike Section 145, this indemnification would, to the extent that it is lawful, cover judgments, fines and amounts paid in settlement of claims against the director or officer by or in the right of the Company.

   The Company is the owner of an insurance policy which covers the Company for certain losses incurred pursuant to indemnification obligations set forth above during any policy year, subject to specified exclusions, terms and conditions. The policy also covers the officers and directors of the Company for certain of such losses if they are not indemnified by the Company.

   The Company is also the owner of an insurance policy which would reimburse it for certain losses incurred by it pursuant to its fiduciary obligations under the Employee Retirement Income Security Act of 1974, subject to specified exclusions, terms and conditions. This policy also covers the officers, directors and employees of the Company for certain of their losses incurred as fiduciaries under such Act, subject to specified exclusions, terms and conditions.

Item 7.  Exemption from Registration Claimed.

   Not applicable.

Item 8.  Exhibits.

   4(a) Brunswick Retirement Savings Plan for Salaried Employees.*

   4(b) Amendment dated as of December 19, 1995, to the Brunswick
        Retirement Savings Plan for Salaried Employees.

   5(a) Opinion of legal counsel (including consent).

   5(b) Brunswick Corporation has submitted the Brunswick Retirement
        Savings Plan for Salaried Employees, Brunswick Retirement Savings Plan for Hourly Employees and Brunswick Retirement Savings Plan for Wisconsin Bargaining Unit Hourly Employees (the "Plans") and hereby undertakes that it will submit any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plans.

   23(a)     Consent of Arthur Andersen LLP.

   23(b)     Consent of legal counsel (included in exhibit 5(a)).

   24.  Powers of Attorney.

   * The Brunswick Retirement Savings Plan for Hourly Employees and the Brunswick Retirement Savings Plan for Wisconsin Bargaining Unit Hourly Employees have not been filed as an exhibit hereto because they are identical to the Brunswick Retirement Savings Plan for Salaried Employees in all material respects.

Item 9.  Undertakings.

   The undersigned registrant hereby undertakes:

   1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

   2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the registrant's articles of incorporation or by-laws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director,officer or controlling person in connection with the securities being being registered, registrant will, unless in the opinion of its counsel the the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                         Signatures

   Pursuant to the requirements of the Securities Act of 1933, Brunswick Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lake Forest, State of Illinois, on December 20, 1995.

                            Brunswick Corporation

                            By:  /s/   Dianne M. Yaconetti
                                       Dianne M. Yaconetti
                                       Vice President-Administration



                     Power of Attorney

   Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities indicated and on the date indicated.


   Signature                    Title

Peter N. Larson             Chairman of the Board, Chief Executive Officer
                            (Principal Executive Officer) and Director

Peter B. Hamilton           Senior Vice President and Chief Financial Officer
                            (Principal Financial Officer)

Thomas K. Erwin             Controller (Principal
                              Accounting Officer)

Michael J. Callahan         Director

John P. Diesel              Director

George D. Kennedy           Director    By: /s/  Dianne M. Yaconetti
                                                 Dianne M. Yaconetti
Bernd K. Koken              Director             Attorney-in-Fact

Jay W. Lorsch               Director    December 20, 1995

Bettye Martin Musham        Director

Robert N. Rasmus            Director

Jack F. Reichert            Director

Roger W. Schipke            Director

   Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on December 20, 1995.


                  Brunswick Retirement Savings Plan for Salaried Employees

                  Brunswick Retirement Savings Plan for Hourly Employees

                  Brunswick Retirement Savings Plan for Wisconsin Bargaining
                      Unit Hourly Employees


                  By:  Brunswick Corporation, Plan Administrator


                  By:/s/            Dianne M. Yaconetti

                                    Dianne M. Yaconetti,
                                    Vice President-Administration

                     Exhibit Index

Exhibit                                                    Sequential
Number                Description of Exhibit               Page Number


4(a)         Brunswick Retirement Savings Plan for Salaried Employees.*



4(b) Amendment dated as of December 19, 1995, to the Brunswick Retirement Savings Plan for Salaried Employees.

5(a)         Opinion of legal counsel (including consent).

5(b) Brunswick Corporation has submitted the Brunswick Retirement Savings Plan for Salaried Employees, Brunswick Retirement Savings Plan for Hourly
             Employees and Brunswick Retirement Savings Plan for Wisconsin Bargaining Unit Hourly Employees (the "Plans") and hereby undertakes that it will submit any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plans.

23(a)        Consent of Arthur Andersen LLP.

23(b)        Consent of legal counsel (included in exhibit 5(a)).

24.          Powers of Attorney.


   * The Brunswick Retirement Savings Plan for Hourly Employees and the Brunswick Retirement Savings Plan for Wisconsin Bargaining Unit Hourly Employees have not been filed as an exhibit hereto because they are identical to the Brunswick Retirement Savings Plan for Salaried Employees in all material respects.

                         Exhibit 5(a)

                     December 20, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:     Brunswick Corporation
        Registration Statement on Form S-8

Ladies and Gentlemen:

   As General Counsel to Brunswick Corporation (the "Company"), I am familiar with the corporate proceedings taken and to be taken in connection with the registration under the Securities Act of 1933, as amended, of the 1,000,000 shares of Common Stock, $.75 par value per share ("Common Stock"), of the Company available for issuance under the Company's Retirement Savings Plan for Salaried Employees, Retirement Savings Plan for Hourly Employees and Retirement Savings Plan for Wisconsin Bargaining Unit Hourly Employees (the "Plans").

   I have examined and am familiar with the Certificate of Incorporation and the By-laws of the Company and with the Plans. I have also examined such other documents, records and certificates of the Company as I consider necessary for the purpose of this opinion.

   Based on the foregoing, I am of the opinion that:

   1. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Delaware.

   2. The shares of Common Stock to be issued pursuant to the Plans have been duly authorized and will, upon due issuance thereof, be validly issued, fully paid and non-assessable.

   I hereby consent to the filing of this opinion as an exhibit to the Registration Statement being filed in connection with the above-mentioned registration.

                                 Very truly yours,

                                 /s/ Robert T. McNaney

                                 Robert T. McNaney
                                 General Counsel
                                 Brunswick Corporation

                                Exhibit 23(a)


              Consent of Independent Public Accountants

   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 5, 1995 included or incorporated by reference in Brunswick Corporation's Form 10-K for the year ended December 31, 1994 and to all references to our firm included in this registration statement.


                            Arthur Andersen LLP

Chicago, Illinois
December 20, 1995

                                 Exhibit 24

                          Power of Attorney

   The undersigned directors and officers of Brunswick Corporation, a Delaware corporation (the "Company"), hereby appoint Peter N. Larson,
Thomas K. Erwin, Richard S. O'Brien and Dianne M. Yaconetti and each of them individually, the true and lawful attorney or attorneys of the undersigned, with power to act with or without the others and with full power of substitution and resubstitution, to execute in the name and on behalf of the undersigned as directors and officers of the Company, a Registration
Statement under the Securities Act of 1933, as amended, for the registration of securities, and any amendments or post-effective amendments thereto, and all instruments necessary or incidental in connection therewith, and to file or cause to be filed such Registration Statement, amendments or post-effective amendments thereto, and other instruments with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform, in the name and on behalf of the undersigned, each act whatsoever necessary or desirable to be done in the premises, as fully and to all intents and purposes as the undersigned could do in person. The undersigned hereby ratify and approve the action of said attorneys and each of them.

   IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney in one or more counterparts on the date set opposite his name.



 Capacity                          Signature                  Date

Chairman of the Board, Chief      /s/  Peter N. Larson        December 20, 1995
Executive Officer (Principal           Peter N. Larson
Executive Officer) and
Director

Controller (Principal             /s/  Thomas K. Erwin        December 20, 1995
Accounting Officer                     Thomas K. Erwin

Director                          /s/  Michael J. Callahan    December 20, 1995
                                       Michael J. Callahan

Director                          /s/  John P. Diesel         December 20, 1995
                                       John P. Diesel

Director                          /s/  George D. Kennedy      December 20, 1995
                                       George D. Kennedy

Director                          /s/  Bernd K. Koken         December 20, 1995
                                       Bernd K. Koken

Director                          /s/  Jay W. Lorsch          December 20, 1995
                                       Jay W. Lorsch

Director                          /s/   Bettye Martin Musham  December 20, 1995
                                        Bettye Martin Musham

Director                          /s/   Robert N. Rasmus      December 20, 1995
                                        Robert N. Rasmus

Director                          /s/   Jack F. Reichert      December 20, 1995
                                        Jack F. Reichert

Director                          /s/   Roger W. Schipke      December 20, 1995
                                        Roger W. Schipke

                               Exhibit 24

                           Power of Attorney

   Peter B. Hamilton, Senior Vice President and Chief Financial Officer (Principal Financial Officer) of Brunswick Corporation, a Delaware corporation (the "Company"), hereby appoints Peter N. Larson, Thomas K.
Erwin, Richard S. O'Brien and Dianne M. Yaconetti and each of them individually, the true and lawful attorney or attorneys of the undersigned, with power to act with or without the others and with full power of substitution and resubstitution, to execute in the name and on behalf of the undersigned as Senior Vice President and Chief Financial Officer (Principal Financial Officer) of the Company, a Registration Statement under the Securities Act of 1933, as amended, for the registration of securities, and any amendments or post-effective amendments thereto, and all instruments necessary or incidental in connection therewith, and to file or cause to be filed such Registration Statement, amendments or post-effective amendments thereto, and other instruments with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform, in the name and on behalf of the undersigned, each act whatsoever necessary or desirable to be done in the premises, as fully and to all intents and purposes as the undersigned could do in person. The undersigned hereby ratifies and approves the action of said attorneys and each of them.

   IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney in one or more counterparts on the 20th day of December, 1995.

                   /s/ Peter B. Hamilton
                       Peter B. Hamilton,
                       Senior Vice President and Chief
                       Financial Officer (Principal
                       Financial Officer)

                                                        EXHIBIT 4(a)

         Brunswick Retirement Savings Plan for Salaried Employees
            (As Amended and Restated Effective January 1, 1987)

                            Mayer, Brown & Platt
                                  Chicago

                              Table of Contents
Sections                                                                 PAGE
   1                   General                                             1
                         Purpose and Effective Date                        1
                         Employers and Related Companies                   1
                         Trust Agreement                                   1
                         Plan Administration                               1
                         Plan Year                                         2
                         Accounting Dates                                  2
                         Applicable Laws                                   2
                         Gender and Number                                 2
                         Notices                                           2
                         Form and Time of Elections                        2
                         Evidence                                          2
                         Action by Employer                                2
                         No Reversion to Employers                         2
                         Plan Supplements                                  3
                         Defined Terms                                     3

   2                   Participation in Plan                               3
                         Eligibility for Participation                     3
                         Plan Not Guarantee of Employment                  4
                         Extended Participation                            4
                         Leased Employees                                  4

   3                   Employer Contributions                              5
                         Pre-Tax Contributions                             5
                         Employer Matching Contributions                   5
                         Tax Deferral Election                             6
                         Compensation                                      6
                         Allocating and Crediting of Employer
                           Contributions                                   7
                         Election to Vary or Suspend
                           Contributions                                   7
                         Limitation on Amount of Employer
                           Contributions                                   7
                         Limitation on the Amount of
                           Compensation Taken Into
                           Account for Any Plan Year                       7

   4                   Employee Contributions                              8
                         After-Tax Contributions                           8
                         Deduction and Crediting Participant
                           Contributions                                   8
                         Election to Vary or Suspend Contributions         8
                         Rollover Contributions                            8

   5                   The Trust Fund, Investment Funds
                        and Investment Fund Elections                     9
                         The Trust Fund, Investment Funds                 9
                         Investment Fund Elections                       10
                         Investment of Employer Matching
                           Contributions                                 10

   6                   Plan Accounting                                   11
                         Participants' Accounts                          11
                         Adjustment of Investment Fund Accounts          11
                         Statement of Accounts                           13

   7                   Limitations On Compensation,
                        Contributions and Allocations                    13
                         Reduction of Contribution Rates                 13
                         Compensation for Limitation/
                           Testing Purposes                              13
                         Limitations on Annual Additions                 14
                         ESOP Adjustment                                 14
                         Excess Annual Additions                         14
                         Allocation Among Employers                      15
                         Combined Plan Limitation                        15
                         $7,000 Limitation                               15
                         Section 401(k)(3) Testing                       16
                         Correction Under Section 401(k) Test            18
                         Code Section 401(m)(2) Testing                  18
                         Correction Under Section 401(m) Test            19
                         Multiple Use of Alternative Limitation          19
                         Highly Compensated                              20

   8                   Vesting and Termination Dates                     21
                         Determination of Vested Interest                21
                         Termination Date                                21
                         Distribution Only Upon Separation From
                           Service                                       21

   9                   Loans and Pre-Termination Withdrawals             21
                         Loans                                           21
                         Withdrawal of After-Tax Contributions           24
                         Withdrawal of Pre-Tax Contributions             24
                         Hardship                                        24
                         Order of Withdrawal from Accounts               26
                         Order of Withdrawal from Investment Funds       26
                         Direct Rollover Option                          26

  10                   Post-Termination Distributions
                        From Account Balances                            26
                         Manner of Making Payments                       26
                         Payment in Cash or Common Stock                 27
                         Commencement of Benefits                        27
                         Limits on Commencement and
                           Duration of Distributions                     28
                         Facility of Payment                             28
                         Interests Not Transferable                      28
                         Absence of Guaranty                             29
                         Designation of Beneficiary                      29
                         Missing Participants or Beneficiaries           30
                         Disability Distribution                         30

  11                   Voting, Tender and Exchange Rights of
                        Company Stock                                    30
                         Voting Rights of Company Stock                  30
                         Tender and Exchange Rights of Company Stock     31

  12                   The Benefits Administration Committee and The
                        Benefits Finance Committee                       32
                         Membership                                      32
                         Rights, Powers and Duties                       32
                         Delegation by Committee or Benefits
                           Finance Committee                             33
                         Uniform Rules                                   33
                         Information to be Furnished to the Benefits
                           Administration Committee                      34
                         Committee's Decision Final                      34
                         Remuneration and Expenses                       34
                         Exercise of Committee's Duties                  34
                         Indemnification of the Committee                34
                         Resignation or Removal of Member                35
                         Appointment of Successor Member                 35
                         Interested Committee Member                     35

  13                   Amendment and Termination                         35
                         Amendment                                       36
                         Termination                                     36
                         Merger and Consolidation of Plan,
                           Transfer of Plan Assets                       36
                         Distribution on Termination
                           and Partial Termination                       36
                          Notice of Amendment, Termination or
                           Partial Termination                           37

                       Supplement A
                       Supplement B
                       Supplement C

         Brunswick Retirement Savings Plan for Salaried Employees
            (As Amended and Restated Effective January 1, 1987)


                                 Section 1

                                  General

     1.1. Purpose and Effective Date. Effective January 1, 1986, the Brunswick Retirement Savings Plan for Salaried
Employees (the "Plan") was established by Brunswick
Corporation, a Delaware corporation (the "Company"), to assist its eligible employees and the eligible employees of any Related Company (as defined in subsection 1.2) which adopts the Plan, in providing for their future security. The "Effective Date" of the Plan as amended and restated herein is January 1, 1987 except to the extent that a later date is specified as the effective date for a particular provision, in which case the relevant terms of the Plan as in effect immediately prior to the Effective Date shall continue to govern that provision until such specified effective date. The Plan is intended to qualify as a profit sharing plan under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     1.2.  Employers and Related Companies.  The Company and each
Related Company which, with the Company's consent, adopts the Plan are referred to below collectively as the "Employers" and individually as an "Employer". The term "Related Company" means any corporation, trade or business during any period during which it is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively of the Code.

     1.3. Trust Agreement. All contributions made under the Plan will be held, managed and controlled by a Trustee (the "Trustee") acting under a Trust which forms a part of the Plan. The terms of the Trust are set forth in a Trust Agreement known as Brunswick Corporation Retirement
Savings Trust (the "Trust"). All rights which may accrue to any person under the Plan shall be subject to all of the terms and provisions of the Trust Agreement as in effect from time to time.

     1.4. Plan Administration. Except as described in Section 12, the Company shall be the "administrator" of the Plan as defined in section 3(16)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the "plan administrator" as defined in section 414(g) of the Code. Effective October 22, 1991, the authority to control and manage the assets of the Plan shall be vested in the Benefits Finance Committee appointed by the Board of Directors of the Company or the appropriate subcommittee thereof. The Company, the members of the Benefits Administration Committee described in Section 12 (the "Committee") and the members of the Benefits Finance Committee shall be "named fiduciaries", as described in section 402 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to their respective authority and responsibilities under the Plan.

     1.5.  Plan Year.  The term "Plan Year" means the calendar year.

     1.6. Accounting Dates. The term "Accounting Date" means the last day of each calendar month.

     1.7. Applicable Laws. The Plan shall be construed and administered according to the laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States of America.

     1.8. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

     1.9. Notices. Any notice or document required to be filed with the Committee or the Company under the Plan will be properly filed if addressed to the Committee or the Administrator of the Plan, and delivered or mailed by registered mail, postage prepaid, to the Company at its principal executive offices. Any notice required under the Plan may be waived by the person entitled to notice.

     1.10. Form and Time of Elections. Unless otherwise specified herein, each election permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Company at such times and in such form as the Company shall require.

     1.11. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

     1.12. Action by Employer. Any action required or permitted to be taken by any Employer under the Plan shall be by resolution of its Board of Directors or by a person or persons authorized by resolution of its Board of Directors.

     1.13. No Reversion to Employers. No part of the corpus or income of the Trust Fund shall revert to any Employer or be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan, except as specifically provided in
Article V of the Trust Agreement.

     1.14. Plan Supplements. The provisions of the Plan as applied to any Employer or any group of employees may, with the consent of the Company, be modified or supplemented from time to time by the adoption of one or more Supplements. Each such Supplement shall form a part of the Plan as of the Supplement's effective date.

     1.15. Defined Terms. Terms used frequently with the same meaning are indicated by initial capital letters, and are defined throughout the Plan.


                                 Section 2

                           Participation in Plan

     2.1. Eligibility for Participation. Subject to the terms and conditions of the Plan, each employee of an Employer who was a Participant in the Plan immediately prior to the Effective Date will continue as such on and after that date, and each employee of the employer who was not a Participant in the Plan immediately prior to the Effective Date will become a Participant in the Plan on the first day of the Plan quarter coincident with or next following the date on which he meets all of the following requirements:

     (a) he has observed the first anniversary of his initial date of employment by an Employer or a Related Company;

     (b)  he has attained age 21 years; and

     (c) he is employed by an Employer as a member of a group of employees to whom the Plan has been extended by that Employer listed on Schedule I attached hereto;

provided, however, that the requirement set forth in paragraph (a) above shall no longer apply after December 31, 1993.

Notwithstanding the foregoing provisions of this subsection 2.1, if an employee is employed or reemployed by an Employer as a member of a group of employees described in paragraph (c) next above on or after the first day of the Plan quarter coincident with or next following the date on which he met the requirements set forth in paragraphs (a) and (b) next above, he shall immediately become a Participant in the Plan. An employee's period of service with a previously separate business entity which is acquired or becomes part of an Employer shall be included in determining a Participant's period of service under paragraph (a) next above from such date, if any, as designated by the Benefits Administration Committee.

     2.2. Plan Not Guarantee of Employment. Participation in the Plan does not constitute a guarantee or contract of employment, and will not give any employee the right to be retained in the employ of any Employer or Related Company nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

     2.3. Extended Participation. When distribution of part or all of the benefits to which a Participant is entitled under the Plan is deferred beyond or cannot be made until after his Termination Date (as described in Subsection 8.2), during any period during which the Participant continues in the employ of an Employer but fails to meet the requirement set forth in paragraph 2.1(c), or during any period for which Pre-Tax Contributions (as described in subsection 3.1) are not made on his behalf, the Participant or, in the event of his death, his Beneficiary (as defined in subsection 10.8) will be considered and treated as a Participant for all purposes of the Plan, except as follows:

     (a) no Pre-Tax Contributions will be credited to his Pre-Tax Account (as described in paragraph 6.1(a)) for any period during which he continues in the employ of the Employers but fails to meet the requirements of paragraph 2.1(c) or after his Termination Date;

     (b) the Beneficiary of a deceased Participant cannot designate a Beneficiary under subsection 10.8; and

     (c) a Participant may not make a withdrawal or borrow in accordance with the provisions of Section 9 after his Termination Date.

     2.4.  Leased Employees.  If a person satisfies the requirements of section 414(n) of the Code and applicable Treasury regulations for treatment as a "Leased Employee", such Leased Employee shall not be eligible to participate in this Plan or in any other Plan maintained by an Employer or a Related Company which is qualified under section 401(a) of the Code, but, to the extent required by section 414(n) of the Code and applicable Treasury regulations, such person shall be treated as if the services performed by him in such capacity were performed by him as an employee of a Related
Company which has not adopted the Plan; provided, however, that no such service shall be credited:

     (a)  for any period during which not more than 20% of the non-
          Highly Compensated workforce of the Employers and the Related Companies consists of Leased Employees and the Leased Employee is a participant in a money purchase pension Plan maintained by the leasing organization which (i) provides for a nonintegrated employer contribution of at least 10 percent of compensation, (ii) provides for full and immediate vesting, and (iii) covers all employees of the leasing organization (beginning with the date they become employees), other than those employees excluded under section 414(n)(5) of the Code;
          or

     (b) for any other period unless the Leased Employee provides satisfactory evidence to the Employer or Related Company that he meets all of the conditions of this subsection 2.4 and applicable law required for treatment as a Leased Employee.

For purposes of paragraph (a) above, "Highly Compensated" shall have the meaning set forth in subsection 7.14.


                                 Section 3

                          Employer Contributions

     3.1.  Pre-Tax Contributions.  Subject to the following provisions of this
Section 3 and the provisions of Section 7, as soon as practicable after the completion of the last pay period in each Company accounting month, each Employer shall contribute to the Trustee in cash on behalf of each Participant for whom a Tax Deferral Election (as defined in subsection 3.3) is in effect for that month a "Pre-Tax Contribution" equal to the amount by which the Compensation (as defined in subsection 3.4) otherwise payable to the Participant during that month by the Employer has been reduced pursuant to the terms of his Tax Deferral Election.

     3.2. Employer Matching Contributions. At any time prior to the due date (including extensions) for filing its Federal income tax return for any Plan Year, any Employer may contribute "Employer Matching Contributions" for a Plan Year on behalf of any class of Participants for whom it has made Pre-Tax Contributions for such Plan Year, provided, however, that for Plan Years prior to January 1, 1991, no Employer Matching Contributions shall be made for any Plan Year on behalf of a Participant who is not employed by an Employer on December 1 of that year, and for Plan Years after December 31, 1990 the December 1 employment requirement shall apply to the Employer
Matching Contributions described in clause (iv) below. Subject to the provisions of subsection 3.8 and Section 7, the amount of the Employer
Matching Contributions with respect to any class of Participants who are entitled to share in such contributions shall be equal to a percentage, as determined by that Employer, of all or any portion of the Pre-Tax
Contributions made by the Employer on behalf of such Participants for that Plan Year; provided that (i) no Employer Matching Contributions shall be made with respect to a Participant's Pre-Tax Contributions for any Plan Year in excess of 6% of his Compensation for that year; (ii) for purposes of determining the amount of Employer Matching Contributions, a Participant's Pre-Tax Contributions made during the Plan Year shall be reduced by the amount withdrawn from his Pre-Tax Account during the Plan Year in accordance with subsection 9.3; (iii) effective January 1, 1991 Employer Matching Contributions shall be made for each payroll period at a rate of 5 percent (5%) of the Pre-Tax Contributions for the payroll period that do not exceed six percent (6%) of Compensation for the payroll period; and (iv) effective January 1, 1991 additional Employer Matching Contributions for a
Plan Year in excess of such 5 percent (5%) per payroll period, if any, shall be made by an Employer for any designated class or group of Participants, and any such additional Employer Matching Contributions shall be allocated to eligible Participants' Accounts as of the last day of the Plan Year based upon their Pre-tax Contributions and Compensation (not exceeding 6%) for the entire Plan Year.

     3.3. Tax Deferral Election. The term "Tax Deferral Election" means a written election by a Participant subject to the limitations set forth in subsection 3.8 and Section 7 and such additional rules as the Committee may establish on a uniform and non-discriminating basis, filed with the Company in such form and at such time as the Company may require, to have the amount of the Compensation that would otherwise be payable to him for each payroll period during the period in which the election is in effect reduced by an amount that is not less than 1 percent nor more than 15 percent (or such greater percentage as the Committee shall decide, and in all cases in multiples of 1 percent) thereof.

     3.4. Compensation. A Participant's "Compensation" means the sum of the salary, commissions and bonuses paid to a Participant during the Plan Year after the date on which he becomes a Participant on account of services rendered for the Employers or a Related Company which is not an Employer during the calendar year in which such salary, commissions and bonuses are paid or during the prior calendar year (determined without regard to any reduction of such compensation by operation of a Tax Deferral Election), including any salary continuation payments made in accordance with an Employer's severance pay policy but excluding any amounts paid under the Brunswick Performance Plan, the Brunswick Strategic Incentive Plan, any Brunswick Division Performance Plan or any Brunswick Senior Executive
Bonus.

     3.5. Allocating and Crediting of Employer Contributions. Subject to the provisions of Section 7, the amount of the Pre-Tax Contributions made on behalf of a Participant for any calendar month shall be credited to his Pre-Tax Account as of the last day of that month. Subject to the provisions of
Section 7, effective January 1, 1991 the Employer Matching Contributions for any month shall be allocated and credited to the Participants' Accounts as of the end of the month for which they are made.

     3.6. Election to Vary or Suspend Contributions. Effective January 1, 1991, a Participant may elect to have his Employer change the rate of Pre-Tax Contributions being made on his behalf, as of any January 1, April 1, July 1 or October 1, by writing filed with the Company at least 30 days in advance of the date on which the change is to be effective. A Participant may elect to have his Employer suspend Pre-Tax Contributions being made on his behalf as of the first day of any payroll period by advance written notice filed with the Company at such time and in such manner as the Company may require. If a Participant elects to have his Employer suspend the Pre-Tax Contributions being made on his behalf, effective January 1, 1991 such contributions may be resumed as of any subsequent January 1, April 1, July 1 or October 1.

     3.7. Limitation on Amount of Employer Contributions. In no event will an Employer's Pre-Tax Contributions and Employer Matching Contributions under the Plan for any Plan Year exceed the limitations imposed by section 404 of the Code on the maximum amount deductible on account thereof by that Employer for that year.

     3.8. Limitation on the Amount of Compensation Taken Into Account for Any Plan Year. Notwithstanding any other provision of the Plan to the contrary, effective for Plan Years beginning on and after January 1, 1989, the amount of Compensation that may be taken into account under the Plan for any Plan Year for purposes of applying the percentage limitations of subsections 3.2, 3.3 and 4.1 shall not exceed the maximum amount permitted for any Plan Year by section 401(a)(17) of the Code, taking into account for purposes of such limitation any proration required in situations where "family members" (as defined in sections 401(a)(17) and 414(q)(6) of the Code) and their compensation must be aggregated.

                                 Section 4

                          Employee Contributions

     4.1. After-Tax Contributions. Subject to the following provisions of this Section 4, and to the limitations set forth in subsection 3.8 and Section 7 and such additional rules as the Committee may establish on a uniform and nondiscriminatory basis, a Participant may elect to make an "After-Tax Contribution" for a payroll period that is not less than 1 percent nor more than 6 percent (or such greater percentage as the Committee shall decide, and in all cases in multiples of 1 percent) of the Compensation payable to him by the Employers for that payroll period.

     4.2.  Deduction and Crediting Participant Contributions.  A
Participant's After-Tax Contributions, if any, for any payroll period shall be made by regular payroll deductions from his Compensation and shall be credited to his After-Tax Account as of the last day of the month during which such payroll period ends.

     4.3. Election to Vary or Suspend Contributions. Effective January 1, 1991, a Participant may elect to change his After-Tax Contribution rate as of any January 1, April 1, July 1 or October 1 by writing filed with the Company at least 30 days in advance of the date on which the change is to be effective. A Participant may elect to suspend his After-Tax Contributions as of the first day of any payroll period by advance written notice filed with the Company at such time and in such manner as the Company may require. If a Participant elects to suspend making After-Tax Contributions, effective
January 1, 1991 such contributions may be resumed as of any subsequent
January 1, April 1, July 1 or October 1.

     4.4. Rollover Contributions. A Participant may make a Rollover Contribution (as described below) to the Plan. On and after the Accounting Date next following the date on which such Rollover Contribution is received by the Trustee (after all adjustments then required under the Plan have been made), a "Rollover Account" shall be established in the name of the Participant, which account shall reflect the amount of his Rollover Contribution as adjusted from time to time as required by subsection 6.2. In no event may a Participant roll over any amount previously contributed by him on an after-tax basis under the provisions of another plan or any distribution which is attributable to contributions made on his behalf while he was a Key Employee (as defined in subsection A-6 of Supplement A) in a top-heavy plan. For purposes of this subsection 4.4, the term "Rollover Contribution" shall mean amounts which the Company determines are permitted to be rolled over to a qualified plan under applicable provisions of the Code. An employee who is otherwise eligible to become a Participant but who has not yet met the requirements of paragraph 2.1(a) or (b) may make a Rollover Contribution to the Plan and shall be considered a Participant in the Plan solely for that purpose until he satisfies all of the requirements of subsection 2.1.

                                 Section 5

                     The Trust Fund, Investment Funds
                       and Investment Fund Elections

     5.1. The Trust Fund, Investment Funds. The "Trust Fund" as of any date consists of all property of every kind then held by the Trustee. The Benefits Finance Committee shall establish one or more "Investment Funds" for investment of Participants' Accounts and, from time to time, may eliminate or modify the then existing Investment Funds or establish additional Investment Funds. A separate "Fund Account" will be established by the Committee to reflect the portion, if any, of a Participant's Account that is invested in each of the Investment Funds. Effective January 1, 1994 the Investment Funds will include the following:

     (a) Equity Fund. Amounts held by the Trustee to be invested under the Equity Fund will be invested primarily in common stocks in the S&P 500 Stock Index.

     (b) Fixed Income Fund. Amounts held by the Trustee to be invested under the Fixed Income Fund will be invested with one or more insurance companies, banks or other financial institutions in instruments providing for repayment of the principal plus a stable rate of return for a specific period, and in fixed income securities with maturities of 7 years or less which are issued by the United States of America or U.S.
          Governmental agencies or which are rated AAA.

     (c) Balanced Fund. Amounts held by the Trustee to be invested under the Balanced Fund will be invested in common stocks and government bonds.

     (d) Loan Fund. The Loan Fund shall consist only of promissory notes evidencing loans made to Participants in accordance with the provisions of subsection 9.1.

     (e) Managed Equity Fund. Amounts held by the Trustee to be invested under the Managed Equity Fund will be invested in an actively managed stock fund which invests primarily in common stocks.

Pending more permanent investment of available funds, the Trustee may retain any reasonable portion of an Investment Fund (other than the Loan
Fund) or Account in cash, short-term government obligations or commercial paper.

     5.2. Investment Fund Elections. Effective January 1, 1991, as of January 1, April 1, July 1 and October 1 of each Plan Year, each Participant by writing filed with the Company at least 30 days in advance, may specify:

     (a) the percentage (in multiples of 25 percent prior to January 1, 1994 and 10 percent after that date) of his Pre-Tax and After-Tax Account balances as of that date that are to be invested under each of the Investment Funds (other than the Loan
          Fund); and

     (b) the percentage (in multiples of 25 percent prior to January 1, 1994 and 10 percent after that date) of Pre-Tax Contributions and After-Tax Contributions thereafter credited to his Accounts that are to be invested under each of the Investment Funds (other than the Loan Fund).

Pre-Tax and After-Tax Contributions made during any period in which no direction is on file with the Company shall be invested in the Fixed Income Fund.

     5.3. Investment of Employer Matching Contributions. A Participant's Employer Matching Contributions shall be invested in Brunswick preferred stock ("Preferred Stock") and/or common stock ("Common Stock"). As of each Accounting Date, the Committee shall credit to each Participant's Employer Matching Account any dividends or earnings paid to the Trustee with respect to shares of Preferred Stock and Common Stock credited to the Participant's Employer Matching Account. Effective January 1, 1991, as of January 1, April 1, July 1 and October 1 of each Plan Year, each Participant who has attained at least age 59-1/2 years, by writing filed with the Company at least 30 days in advance, may specify, separately, the percentage (in multiples of 25 percent prior to January 1, 1994 and 10 percent after that date) of Preferred Stock and Common Stock allocated to his Employer
Matching Account that is to be invested thereafter under the Fixed Income Fund (or, effective January 1, 1994, any other Investment Fund).

                                 Section 6

                              Plan Accounting

     6.1. Participants' Accounts. The Committee will maintain the following Accounts in the name of each Participant which shall be adjusted from time to time as required by subsection 6.2:

     (a) a "Pre-Tax Account" in the name of each Participant, which account will reflect the amount of the Pre-Tax Contributions made by the Employers on his behalf, and the income, losses, appreciation and depreciation attributable thereto;

     (b) an "Employer Matching Account" in the name of each Participant, which account will reflect the amount of the Employer Matching Contributions, if any, made by the Employers on his behalf, and the income, losses, appreciation and depreciation attributable thereto; and

     (c) an "After-Tax Account" in the name of each Participant, which account will reflect the amount of the After-Tax Contributions, if any, made by him, and the income, losses, appreciation and depreciation attributable thereto.

     (d) a "Rollover Account" in the name of each Participant, which account will reflect the amount of the Rollover Contributions, if any, made by him, and the income, losses, appreciation and depreciation attributable thereto.

Reference to a Participant's "Accounts" means his Pre-Tax Account,
Employer Matching Account, if any, After-Tax Account, if any and Rollover Account, if any. Reference to the balance in any Account maintained in the name of a Participant means the aggregate of the balances in the Fund Accounts established for the investment of that Account.

     6.2. Adjustment of Investment Fund Accounts. As of each Accounting Date, the Fund Account balances of all Participants shall be adjusted by the Committee in the following manner and order:

     (a) first, adjust the credit balances under each of the Fund Accounts of all Participants under each of the Investment Funds (other than the Loan Fund) upward or downward, pro rata, according to the credit balances so that the total of the credit balances will equal the then Adjusted Net Worth (as defined below) of that Investment Fund;

     (b) next, credit Employer and Participant contributions that are to be credited as of that date;

     (c) next, charge to each Participant's Fund Accounts (other than the Loan Fund account) an allocable share of the costs of administering the Plan (including Trustee fees) chargeable to the Trust Fund as of that Accounting Date, based upon the ratio of that Fund Account balance to the total Trust Fund balance;

     (d) next, credit to each Participant's Loan Fund Account any loans made to such Participant in accordance with the provisions of subsection 9.1 and any interest which has accrued on his outstanding loans since the last preceding Accounting Date;

     (e) next, charge to each Participant's Loan Fund account and credit to his Fund Accounts (in the proportions directed under subsection 5.2) any payments of principal and interest received by the Trustee from such Participant since the last preceding Accounting Date with respect to any loan made to that Participant in accordance with the provisions of subsection 9.1;

     (f) next, charge to the proper Fund Accounts of each Participant all payments, distributions and loans made since the last preceding Accounting Date, or payable as of such preceding Accounting Date that have not been charged previously; and

     (g) finally, credit and charge to the proper Fund Accounts of each Participant any transfers between such Fund Accounts since the last preceding Accounting Date.

The "Adjusted Net Worth" of an Investment Fund, (other than the Loan Fund) as at any Accounting Date means the then net worth of that Fund (that is, the fair market value of that Fund, less its liabilities other than liabilities to persons entitled to benefits under the Plan) as determined by the Trustee, exclusive of, (i) an amount equal to the sum of the portions of all Employer and Participant contributions paid to the Trustee for the period elapsed since the last preceding Accounting Date which are invested in that Fund; (ii) an amount equal to any amount transferred between Investment Funds since the last preceding Accounting Date; and (iii) an amount equal to any amount payable to Participants and Beneficiaries as of any prior Accounting Date.

     6.3. Statement of Accounts. At least twice each Plan Year at such times as determined by the Company, the Company will cause to be delivered to each Participant a statement of his Fund Account balances and the number of whole shares and any fractional shares of Preferred Stock (and the number of shares of Common Stock into which it is convertible) and Common Stock that are credited to his Employer Matching Account.


                                 Section 7

                       Limitations On Compensation,
                       Contributions and Allocations

     7.1. Reduction of Contribution Rates. To conform the operation of the Plan to sections 401(a)(4), 401(k)(3), 401(m)(2), 402(g) and 415(c) of the
Code, the Company may unilaterally modify or revoke any Tax Deferral
Election or After-Tax Contribution election made by a Participant pursuant to subsection 3.3 or 4.1, or may reduce (to zero if necessary) the level of Employer Matching Contributions to be made on behalf of Highly
Compensated Participants for any month pursuant to subsection 3.2.

     7.2.  Compensation for Limitation/Testing Purposes.
"Compensation" for purposes of this Section 7 shall mean:

     (a) the Participant's wages, salary, commissions, bonuses, reimbursements, expense allowances and other amounts received (in cash or kind) during the Plan Year from any Employer or Related Company for personal services actually rendered in the course of employment and includable in gross income, including taxable fringe benefits, nonqualified stock options taxable in the year of grant, amounts taxable under a section 83(b) election and nondeductible moving expenses, but excluding distributions from any deferred compensation Plan (qualified or nonqualified), amounts realized from the exercise of (or disposition of stock acquired under) any nonqualified stock option or other benefits given special tax treatment; plus

     (b) any elective contributions made on the Participant's behalf for the Plan Year to a Plan sponsored by an Employer or a Related Company that are not currently includable in income pursuant to section 125 or 402(a)(8) of the Code, up to a maximum limit for Plan Years beginning after 1988 of the maximum amount permitted for any such Plan Year under Code section 401(a)(17), taking into account any required proration of such amount under applicable regulations.

     7.3. Limitations on Annual Additions. Notwithstanding any other provisions of the Plan to the contrary, a Participant's Annual Additions (as defined below) for any Plan Year shall not exceed an amount equal to the lesser of:

     (a) $30,000 (or, if greater, 1/4 of the dollar limitation in effect under section 415(b)(1)(A) of the Code); or

     (b) 25 percent of the Participant's Compensation for that Plan Year (determined without regard to either clause (b) of subsection
          7.2 or the limitation under section 401(a)(17) of the Code), calculated as if each Section 415 Affiliate (defined below) were a Related Company,

reduced by any Annual Additions for the Participant for the Plan Year under any other defined contribution Plan of an Employer or a Related Company or
Section 415 Affiliate, provided that, if any other such Plan has a similar provision, the reduction shall be pro rata. The term "Annual Additions" means, with respect to any Participant for any Plan Year, the sum of all contributions (excluding Rollover Contributions) allocated to a Participant's Accounts under the Plan for such year pursuant to subsection 6.2 regardless of whether any such amounts (or portions thereof), other than After-Tax Contributions, are subsequently distributed in accordance with subsection 7.8, 7.10,7.12 or 7.13. The term Annual Additions shall also include employer contributions allocated for a Plan Year to any individual medical account (as defined in section 415(a) of the Code) of a Participant under a defined benefit plan and any amount allocated for a Plan Year to the separate account of a Participant for payment of post-retirement medical benefits under a funded welfare benefit Plan (as described in section 419A(d)(2) of the Code), which is maintained by an Employer or a Related Company or a Section 415 Affiliate. "Section 415 Affiliate means any entity that would be a Related Company if the ownership test of section 414 of the Code was "more than 50%" rather than "at least 80%".

     7.4.  ESOP Adjustment.  If, in any Plan Year beginning before
January 1, 1990, no more than one-third of the Employer contributions under the Brunswick Employee Stock Ownership Plan ("ESOP") are allocated to Participants who are officers of the Employers and the Related Companies or persons whose Compensation for that year exceeds an amount equal to twice the amount set forth in paragraph 7.3(a) (determined without regard to this sentence), the amount otherwise described in that paragraph shall be increased (but not to an amount exceeding twice such amount) by the amount of Employer contributions for that Plan Year which are eligible for the credit under section 41(a) of the Code or any successor to such provision and are allocated to the Participant's account under the ESOP.

     7.5. Excess Annual Additions. If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's Compensation or such other mitigating circumstances as the Commissioner of Internal
Revenue shall prescribe, the Annual Additions for a Participant for a Plan Year exceed the limitations set forth in subsections 7.3 and 7.4, the excess amounts shall be treated, as necessary, in accordance with Treas. Reg. 1.415-6(b)(6)(iii), after any After-Tax Contributions, and then any Before-Tax Contributions, are first returned.

     7.6. Allocation Among Employers. If the amount of Employer contributions otherwise allocable to a Participant in any Plan Year would exceed the limitations imposed by the provisions of subsection 7.3, and the Participant is employed by more than one Employer during that year, the amount of each Employer's contribution which would otherwise be allocated and credited to the Participant's Accounts shall be reduced by an amount determined by multiplying such excess amount by a fraction, the numerator of which is the sum of the Employer contributions of that Employer otherwise allocable to the Participant for that year, and the denominator of which is the sum of the Employer contributions of all Employers otherwise allocable to the Participant for that year.

     7.7. Combined Plan Limitation. If a Participant also participates in any defined benefit plan (as defined in section 415(k) of the Code) maintained by an Employer or a Related Company or Section 415 Affiliate, the aggregate benefits payable to, or on account of, the Participant under such plan together with this Plan shall be determined in a manner consistent with section 415(e) of the Code. The benefit provided for the Participant under the defined benefit plan shall be adjusted to the extent necessary so that the sum of the "defined benefit fraction" and the "defined contribution fraction" (as such terms are defined in section 415(e) of the Code and applicable regulations thereunder) calculated with regard to such Participant does not exceed 1.0. For purposes of this subsection 7.7, all qualified defined benefit plans (whether or not terminated) of the Employers, Related Companies and Section 415 Affiliates shall be treated as one defined benefit plan.

     7.8. $7,000 Limitation. In no event shall the Pre-Tax Contributions for a Participant under the Plan (together with elective deferrals under any other cash-or-deferred arrangement maintained by an Employer or a Related Company) for any taxable year exceed $7,000 or such larger amount as may be permitted under section 402(g) of the Code. If during any taxable year a Participant is also a participant in another cash or deferred arrangement, and if his elective deferrals under such other arrangement together with his Pre-Tax Contributions exceed the maximum amount permitted for the Participant for that year under section 402(g) of the Code, the Participant, not later than March 1 following the close of such taxable year, may request the Company to direct the Trustee to distribute all or a portion of such excess to him, with any allocable gains or losses for that Plan Year (determined in accordance with any reasonable method adopted by the Committee for that Plan Year that satisfies applicable Treasury regulations). Any such request shall be in writing and shall include adequate proof of the existence of such excess, as determined by the Committee in its sole discretion. If the Committee is so notified, such excess amount shall be distributed to the Participant no later than the April 15 following the close of the Participant's taxable year. In addition, if the applicable limitation for a Plan Year happens to be exceeded with respect to this Plan alone, or this Plan and another plan or plans of the Employers and Related Companies, the Committee shall direct such excess Before-Tax Contributions (with allocable gains or losses) to be distributed to the Participant as soon as practicable after the Committee is notified of the excess deferrals by the Company, an Employer or the Participant, or otherwise discovers the error (but no later than the April 15 following the close of the Participant's taxable year). Notwithstanding the foregoing provisions of this subsection 7.8, the dollar amount of any distribution due hereunder shall be reduced by the dollar amount of any Before-Tax
Contributions previously distributed to the same Participant pursuant to subsection 7.10, provided, however, that for purposes of subsections 7.3 and 7.9, the correction under this subsection 7.8 shall be deemed to have occurred before the correction under subsection 7.10.

     7.9. Section 401(k)(3) Testing. For any Plan Year, the amount by which the average of the Deferral Percentages (as defined below) of each eligible employees who is Highly Compensated (the "Highly Compensated
Group Deferral Percentage") exceeds the average of the Deferral
Percentages of each eligible employee who is not Highly Compensated (the "Non-highly Compensated Group Deferral Percentage") shall be less than or equal to either (i) a factor of 1.25 or (ii) both a factor of 2 and a difference of 2. "Deferral Percentage" for any eligible employee for a Plan Year shall be determined by dividing his Pre-Tax Contributions for the year by his Compensation for the year, subject to the following special rules:

     (a) any employee eligible to participate in the Plan at any time during a Plan Year shall be counted, regardless of whether any Pre-Tax Contributions are made on his behalf for the year;

     (b)  the Deferral Percentage for any Highly Compensated
          Participant who is eligible to participate in the Plan and who is also eligible to make other elective deferrals under one or more other plans described in section 401(k) of the Code maintained by an Employer or a Related Company for a plan year that ends with or within the same calendar year as the Plan Year, shall be determined as if all such elective deferrals were made on his behalf under the Plan;

     (c) for purposes of determining the Deferral Percentage of a Highly Compensated Participant who is a 5-percent owner of an Employer or a Related Company or one of the ten most highly-paid employees of all the Employers and Related Companies, the Pre-Tax Contributions and Compensation of such Participant shall include the Pre-Tax Contributions and Compensation for the Plan Year of his family members (as defined in section 414(q)(6) of the Code), and any such family members shall be disregarded as separate employees in determining the Highly Compensated and Non-highly
          Compensated Group Deferral Percentages;

     (d) in the event that this Plan satisfies the requirements of sections 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this subsection 7.9 shall be applied as if all such plans were a single plan; provided, however, that for Plan Years beginning after 1989, such plans may be aggregated in order to satisfy section 401(k) of the Code only if they have the same plan year;

     (e) excess Before-Tax Contributions distributed to a Participant under subsection 7.8 shall be counted in determining such Participant's Deferral Percentage, except in the case of a distribution to a non-Highly Compensated Participant required to comply with section 401(a)(30) of the Code; and

     (f) union Participants shall be tested separately from non-union Participants, and all Participants who are members of a single collective bargaining unit may be tested separately under this subsection 7.9 (on a reasonable and reasonably consistent basis from year to year).

Application of this subsection 7.9 shall be made in accordance with section 401(k)(3) of the Code and applicable regulations thereunder.

     7.10. Correction Under Section 401(k) Test. In the event that the Highly Compensated Group Deferral Percentage for any Plan Year does not initially satisfy one of the tests referred to in subsection 7.9, the Company shall direct the Trustee to distribute to Highly Compensated Participants enough of their Pre-Tax Contributions under the leveling method described in applicable Treasury regulations, with any allocable gains or losses for the Plan Year (determined in accordance with any reasonable method adopted by the Committee for that Plan Year that satisfies applicable Treasury regulations), so that the Highly Compensated Group Deferral Percentage meets one of the tests referred to in subsection 7.9. The amounts to be distributed to any Participant pursuant to this subsection 7.10 shall be reduced by the amount of any Pre-Tax Contributions distributed to him for the taxable year ending with or within such Plan Year pursuant to subsection 7.8. The Committee shall take such actions no later than the close of the Plan Year following the Plan Year for which the excess Pre-Tax Contributions were made.

     7.11. Code Section 401(m)(2) Testing. For any Plan Year, the amount by which the average of the Contributions Percentages (as defined below) of each eligible employee who is Highly Compensated (the "Highly Compensated Group Contribution Percentage") exceeds the average of the Contribution Percentages of each eligible employee who is not Highly Compensated (the "Non-highly Compensated Group Contribution
Percentage") shall be less than or equal to either (i) a factor of 1.25 or (ii) both a factor of 2 and a difference of 2. The "Contribution Percentage" for any eligible employee for a Plan Year shall be determined by dividing his After-Tax Contributions and the Employer Matching Contributions for the year by his Compensation for the year, subject to the following rules:

     (a) any employee eligible to participate in the Plan at any time during a Plan Year shall be counted, regardless of whether any After-Tax or Employer Matching Contributions are made by or for him for the year;

     (b) the Contributions Percentage for any Highly compensated Participant who is eligible to participate in the Plan and who is also eligible to participate in one or more other qualified plans maintained by an Employer or a Related Company with after-tax or matching contributions shall be determined as if all such contributions were made under the Plan; and

     (c) for purposes of determining the Contribution Percentage of a Highly compensated Participant who is a 5-percent owner of an Employer or a Related company or one of the ten most highly-paid employees of all the Employers and Related Companies, the After-Tax Contributions, Employer Matching Contributions and Compensation of such Participant shall include the After-Tax Contributions, Employer Matching Contributions and Compensation for the Plan Year of his family members (as defined in section 414(q)(6) of the Code), and any such family members shall be disregarded as separate employees in determining the Highly Compensated and Non-Highly
          Compensated Group Contribution Percentages;

     (d) in the event that this Plan satisfies the requirements of section 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this subsection 7.11 shall be applied as if all such plans were a single plan; provided, however, that for Plan Years beginning after 1989, such plans may be aggregated in order to satisfy section 401(m) of the Code only if they have the same Plan year; and

     (e) all Participants who are members of a collective bargaining unit shall be disregarded under this subsection 7.11.

Application of the provisions of this subsection 7.11 shall be made in accordance with the requirements of section 410(m) of the Code and the regulations thereunder.

     7.12. Correction Under Section 401(m) Test. In the event that the Highly Compensated Group Contribution Percentage for any Plan Year does not initially satisfy one of the tests referred to in subsection 7.11, the Company shall direct the Trustee to distribute to Highly Compensated Participants enough of their After-Tax and Employer Matching Contributions under the leveling method of applicable Treasury regulations, with any allocable gains or losses for such Plan Year (determined in accordance with any reasonable method adopted by the Committee for that Plan Year that satisfies applicable Treasury regulations), so that the Highly Compensated Group Contribution Percentage meets one of the tests referred to in subsection 7.11. Any such distribution shall be made first from After-Tax Contributions, then (if necessary) from Employer Matching Contributions. The Committee shall make any necessary distribution no later than the close of the Plan Year following the Plan Year in which such excess contributions were contributed.

     7.13. Multiple Use of Alternative Limitation. Notwithstanding any other provision of this Section 7, for Plan Years beginning on or after January 1, 1989, if the 1.25 factors referred to in subsections 7.9 and 7.11 are both exceeded for a Plan Year, the leveling method of correction prescribed in subsection 7.12 shall be continued until the combined limitation set forth in Treas. Reg. 1.401(m)-2(b) is satisfied for such Plan Year.

     7.14. Highly Compensated. An employee or Participant shall be "Highly Compensated" for any Plan Year if during that Plan Year or the preceding Plan Year, he:

     (a)  was at any time a 5 percent owner of an Employer or a Related
          Company;

     (b) received Compensation in excess of $75,000 (indexed for cost-of-living adjustments under section 415(d) of the Code);

     (c) received Compensation in excess of $50,000 (indexed for cost-of-living adjustments under section 415(d) of the Code), and was in the top-paid group of employees (as defined below) for such year; or

     (d) was at any time an officer and received Compensation greater than 50 percent of the amount in effect under section
          415(b)(1)(A) of the Code for such year, provided that the officers taken into account under this paragraph (d) shall be limited to 50, or if less, the greater of 3 or 10% of the employee of all the Employers and Related companies;

provided, however, that an employee in category (b), (c) or (d) above for the current Plan Year who does not fall within at least one such category for the preceding Plan Year shall not be considered Highly Compensated for the current Plan Year unless he is also among the 100 most highly-paid employees of all the Employers and Related companies for such current year. An employee shall be considered to be in the "top-paid group" of employees for any year if such employee is in the group consisting of the top 20 percent of the active employees of all the Employers and Related Companies when ranked on the basis of Compensation paid during such year. In determining the total number of active employees in a year, the following provisions shall apply:

     (i) the term "employee" shall include a leased employee who is treated as an employee pursuant to the provisions of section 414(n)(2) of the Code, other than any individual who is covered by a safe-harbor Plan described in section 414(n) of the Code; and

    (ii) the following employees shall be disregarded: employees who have not attained age 21 by the end of the year; employees who by the end of the year have not completed 6 months of service (including service in the immediately preceding year); employees who normally work less than 17-1/2 hours per week; employees who normally work less than 6 months during any year; and non-resident aliens with no U.S. source income.


                                 SECTION 8

                       Vesting and Termination Dates

     8.1. Determination of Vested Interest. A Participant at all times shall have a fully vested, nonforfeitable interest in his Pre-Tax Account, Employer Matching Account, After-Tax Account and Rollover Account.

     8.2. Termination Date. A Participant's "Termination Date" shall be the date on which his employment with the Employers and Related Companies terminates for any reason.

     8.3.  Distribution Only Upon Separation From Service.
Notwithstanding any other provision of the Plan to the contrary, a Participant may not commence distribution of his Account pursuant to Section 10, even though his employment with the Employers and Related Companies has terminated, unless or until he also has a "separation from service" within the meaning of section 401(k)(2)(B) of the Internal Revenue Code. The foregoing restriction shall not apply, however, if the Participant's termination of employment occurs in connection with the sale by an Employer to an unrelated corporation of at least 85 percent of the assets of a trade or business, or the sale of its interest in a subsidiary to an unrelated entity, provided (a) the Participant remains employed by such business or subsidiary after the sale, (b) the Employer continues to maintain the Plan after the sale, (c) no transfer of the Accounts occurs or is scheduled to occur after the sale pursuant to subsection 13.3 to a plan of such subsidiary or of the purchaser of such assets (or any entity affiliated therewith), and (d) the Participant requests distribution of his Account under the Plan in a lump sum by the end of the second calendar year after the year in which the sale occurs.

                                 Section 9

                   Loans and Pre-Termination Withdrawals

     9.1. Loans. Upon written request by a Participant who is an employee of an Employer or who is a "party in interest" with respect to the Plan (as such term is defined in section 3(14) of ERISA), the Company, subject to such terms and conditions as the Committee may uniformly impose from time to time, may authorize a loan to be made from the Trust Fund to the Participant as of any Accounting Date (after all adjustments then required under the Plan have been made) occurring after the first anniversary of the date on which the Participant initially filed a Tax Deferral Election in accordance with the provisions of subsection 3.3, subject to the following:

     (a) No loan shall be made to a Participant if, immediately after such loan, the sum of the outstanding balances (including principal and interest) of all loans made to him under this Plan and under any other qualified retirement plans maintained by the Related Companies would exceed the lesser of:

          (i)  $50,000, reduced by the excess, if any, of:

               (A) the highest outstanding balance of all loans to the Participant from the plans during the one-year period ending on the day immediately before the date on which the loan is made; over

               (B) the outstanding balance of loans from the plans to the Participant on the date on which such loan is made; or

         (ii) the greater of $10,000 or one-half of the aggregate vested interest of the Participant under all such plans;

          and no loan shall be made to a Participant if the aggregate amount of that loan and the outstanding balance of any other loans to the Participant from the Plan would exceed one-half of the total vested balance of the Participant's Accounts under the Plan as of the date the loan is made.

     (b) No loan shall be made from a Fund Account maintained for the investment of After-Tax Contributions.

     (c) Subject to paragraph (b) above, each loan to a Participant shall be charged against the Participant's Accounts pro rata and shall be charged against each Investment Fund in which his Accounts are invested in the same ratio as the value of his interest in such Fund with respect to the applicable Account bears to the total of all his interest in that Account.

      (d)  Each loan shall be evidenced by a written note providing for:

                (i) a reasonable repayment period of not more than 5 years from the date of the loan (or such longer period as the Committee may permit for a loan used to acquire a dwelling which, within a reasonable period of time, will be used as the Participant's principal residence);

                (ii)   a reasonable rate of interest;

                (iii) substantially equal payments of principal and interest over the term of the loan no less frequently than quarterly; and

                (iv)   such other terms and conditions as the
                       Committee shall determine.

      (e) Payments of principal and interest to the Trustee with respect to any loan shall be credited to the Participant's Fund Accounts in accordance with his current investment directions.

      (f) Generally, loan repayments will be made by payroll deduction. However, during any period when payroll deduction is not possible or is not permitted under applicable law, repayment will be made by personal check.

      (g)  The loan may be prepaid in full at any time without penalty.

      (h) Any loan to a Participant shall become immediately due and payable upon his termination of employment with the Employers, except in the case of a Participant who continues to be a party in interest to the Plan after such termination. Notwithstanding any other provision of the Plan to contrary, if the outstanding balance of principal and interest on any loan is not paid at the expiration of its term or upon acceleration in accordance with the preceding sentence, a default shall occur and the Trustee shall apply all or a portion of the Participant's interest in the Plan in satisfaction of such outstanding obligation, but only to the extent such interest (or portion thereof) is then distributable under applicable provisions of the Code. If necessary to satisfy the entire outstanding obligation, such application of the Participant's interest may be executed in a series of actions as amounts credited to the Participant's Account become distributable.

      (i) A Participant's obligation to repay a loan (or loans) from the Plan shall be secured by the Participant's vested interest in the Plan.

      (j) If distribution is to be made to a Beneficiary in accordance with Section 10, any outstanding promissory note of the Participant shall be canceled and the unpaid balance of the loan, together with any accrued interest thereon, shall be treated as a distribution to or on behalf of the Participant immediately prior to commencement of distribution to the Beneficiary.

      (k) The Committee shall establish uniform procedures for applying for a loan, evaluating loan applications, and setting reasonable rates of interest, which shall be communicated to Participants in writing.

      9.2. Withdrawal of After-Tax Contributions. As of any Accounting Date (but not more than twice during any Plan Year), a Participant may, by writing filed with the Company at such time and in such manner as the Company may require, withdraw an amount that is not less than $1,000 (or if less, 100% of the amount then credited to his After-Tax Account) and not greater than the amount then credited to his After-Tax Account.

      9.3. Withdrawal of Pre-Tax Contributions. Subject to the provisions of subsection 9.5, as of any Accounting Date, a Participant may withdraw from his Pre-Tax Account any amount after attainment of age 59-1/2 or any amount (other than earnings credited after December 31, 1988) necessary to meet a Hardship (as defined in subsection 9.4) prior to age 59-1/2. Notwithstanding the foregoing sentence, any withdrawal in accordance with this subsection 9.3 shall not be greater than the amount credited to his Pre-Tax Account (exclusive of amounts invested under the Loan Fund). Any request for a withdrawal in accordance with this subsection 9.3 shall be by writing filed with the Company at such time and in such manner as the Company may require.

      9.4. Hardship. A withdrawal will not be considered to be made on account of "Hardship" unless the following requirements are met:

      (a) The withdrawal is requested because of an immediate and heavy financial need of the Participant, and will be so deemed if the Participant represents that the withdrawal is made on account of:

                (i) medical expenses incurred by the Participant, the Participant's spouse or any dependent of the Participant (as defined in section 152 of the Code) or necessary for such persons to obtain such medical care;

                (ii) the purchase (excluding mortgage payments) of a principal residence of the Participant;

                (iii) payment of tuition and related educational fees for the next twelve months of post-secondary education for the Participant, or his spouse, children or dependents;

                (iv)   the need to prevent the eviction of the
                       Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                (v) any other circumstances of immediate and heavy financial need identified as such in revenue rulings, notices or other documents of the Internal Revenue Service or general applicability.

      (b) The withdrawal must also be necessary to satisfy the immediate and heavy financial need of the Participant. It will be considered necessary if the Committee determines that the amount of the distribution does not exceed the amount required to relieve the financial need (taking into account any applicable income or penalty taxes resulting from the withdrawal) and if the need cannot be satisfied from other resources that are reasonably available to the Participant. In making this determination, the Committee may reasonably rely on the Participant's representation that the need cannot be relieved:

                (i) through reimbursement or compensation by insurance or otherwise;

                (ii) by reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself give rise to an immediate and heavy financial need;

                (iii)  by ceasing to make Pre-Tax or After-Tax
                       Contributions to the Plan (or any other plan of the Employer permitting deferral of compensation); or

                (iv) by a loan pursuant to subsection 9.1 or by borrowing from commercial sources on reasonable commercial terms.

      (c) The withdrawal must be made pursuant to a written request to the Committee, which request shall include any representation required by this subsection 9.4 and adequate proof thereof, as determined by the Committee in its sole discretion.

      9.5. Order of Withdrawal from Accounts. A Participant who has not attained age 59-1/2 may not withdraw any amount in accordance with subsection 9.3 unless he has first withdrawn all amounts which could then be withdrawn by him in accordance with subsection 9.2.

      9.6. Order of Withdrawal from Investment Funds. Any withdrawal from an Account of a Participant which is made in accordance with this
Section 9, shall be made, in cash, from the Fund Accounts (other than the Loan Fund) maintained on behalf of the Participant for the investment of that Account pro rata according to the balances in such Fund Accounts.

      9.7. Direct Rollover Option. To the extent required under the applicable provisions of section 401(a)(31) of the Code and regulations issued thereunder, any person receiving an "eligible rollover distribution" (as defined therein) on or after January 1, 1993, either as a withdrawal pursuant to this Section 9 or a distribution pursuant to Section 10, may direct the Company to transfer such distributable amount, or a portion thereof, to an "eligible retirement plan" (as defined therein), in accordance with uniform rules established by the Company.

                                Section 10

           Post-Termination Distributions From Account Balances

      10.1. Manner of Making Payments. Subject to the following provisions of this Section 10, distribution of a Participant's Account shall be made to or for the benefit of the Participant or, in the event of the Participant's death, to or for the benefit of the Participant's Beneficiary, by payment in a lump sum.

      10.2.  Payment in Cash or Common Stock.  The portion of a
Participant's Account balance which is not invested in Preferred Stock or Common Stock shall be distributed in cash. A Participant, or in the event of his death his Beneficiary, may elect, by writing filed with the Company at such time and in such form as the Company may require (i) to have that portion of his Account balance which is invested in Common Stock distributed in the form of Common Stock and to have that portion of his Account balance which is invested in Preferred Stock converted into shares of Common Stock and distributed to him or (ii) to receive in cash the fair market value (determined as of the Accounting Date as of which distribution is to be made) of the Common Stock which would otherwise be distributed to him. In the event that a Participant or Beneficiary fails to properly make any such election, the portion of the Participant's Account balance which is invested in Preferred Stock and Common Stock shall be distributed in shares of Common Stock if such distributions would include 100 or more such shares and shall be distributed in cash if there would be less than 100 such shares distributed.

      10.3. Commencement of Benefits. Subject to the provisions of subsection 10.4, benefits payable to or on account of any Participant shall be determined as of the Accounting Date coincident with or next following the date on which he attains age 65 years or if later, his Termination Date, and distribution of such benefits shall commence as soon as practicable after his Account balance has been determined, subject to the following:

      (a) A Participant may elect to have the distribution of his Account balance commence as soon as practicable after the Accounting Date coincident with or next following his Termination Date or the first Accounting Date after the Plan Year in which his Termination Date occurs.

      (b) If the Participant's Account balances (including any loans outstanding on his Termination Date), determined as of the Accounting Date coincident with or next following his Termination Date, do not exceed $3,500, such Account balances shall be immediately distributed to the Participant or Beneficiary.

      (c) If the Participant dies prior to the commencement of his benefits, distribution of his benefits to any Beneficiary shall commence as of the Accounting Date coincident with or next following the date of his death.

      10.4. Limits on Commencement and Duration of Distributions. The following distribution rules shall be applied in accordance with sections 401(a)(9) and 401(a)(14) of the Code and applicable regulations thereunder:

      (a) In no event shall distribution commence later than 60 days after the close of the Plan Year in which the later of the following event occurs: the Participant's attainment of age 65 or the Participant's Termination Date.

      (b) Notwithstanding any other provision herein to the contrary, distribution of the entire balance of the Participant's Accounts shall be made on his Required Beginning Date, that is, April 1 of the calendar year following the calendar year in which he attains age 70-1/2 (unless the Participant attained age 70-1/2 prior to January 1, 1988 during a Plan Year when he was not a 5% or more owner, as described in Code section 416, in which case his Required Beginning Date will be delayed until his Termination Date), and each December 31 thereafter as long as such employee continues to actively participate in the Plan.

      10.5. Facility of Payment. Notwithstanding the provisions of subsection 10.1, if, in the Committee's opinion, a Participant or other person entitled to benefits under the Plan is under a legal disability or is in any way incapacitated so as to be unable to manage such person's financial affairs, the Committee may, until claim is made by a conservator or other person legally charged with the care of such person or of the estate of such person, direct the Trustee to make payment to a relative or friend of such person for the benefit of such person. Thereafter, any benefits under the Plan to which such Participant or other person is entitled shall be paid to such conservator or other person legally charged with the care of such person or the estate of such person.

      10.6. Interests Not Transferable. The interests of Participants and other persons entitled to benefits under the Plan and Trust are not subject to the claims of their creditors and may not be voluntarily or involuntarily assigned, alienated or encumbered except in the case of a qualified domestic relations order which relates to the provision of child support, alimony payments or marital rights of a spouse, child or other dependent of a Participant and which meets such other requirements as may be imposed by section 414(p) of the Code or regulations issued thereunder.
Notwithstanding any other provision of the Plan to the contrary, distribution of the entire portion of the vested Account balance of a Participant awarded to his alternate payee may be made in a lump sum payment as soon as practicable after the Committee determines that such order is qualified, without regard to whether the Participant would himself be entitled under the terms of the Plan to withdraw or receive a distribution of such vested amount at that time, so long as the terms of the order provide for such immediate distribution either specifically or by general reference to any manner of distribution permitted under the Plan.

      10.7. Absence of Guaranty. None of the Trustee, the Committee or the Employers in any way guarantee the Trust Fund from loss or depreciation. The Employers do not guarantee any payment to any person.
The liability of the Trustee to make any payment is limited to the available assets of the Trust Fund.

      10.8. Designation of Beneficiary. Subject to the foregoing provisions of this Section 10, each Participant, from time to time by signing a form furnished by the Committee, may designate any legal or natural person or persons (who may be designated contingently or successively) to whom his benefits are to be paid if he dies before he receives all of his benefits; provided, however, that if a Participant is legally married on the date of his death, designation of a Beneficiary other than his spouse shall be effective with respect to a Participant with an hour of service (as defined in Labor Reg. 2530.200b-2) under the Plan on or after January 1, 1985, only if:

      (a) the Participant's spouse acknowledges the effect of that designation and consents to the designation of the specific Beneficiary in a writing which is filed with the Committee in such form as the Committee may require and is witnessed by either a notary public or a Plan representative appointed or approved by the Committee; or

      (b) it is established to the satisfaction of a Plan representative appointed or approved by the Committee that the consent required under paragraph (a) next above cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe in regulations.

A Beneficiary designation form will be effective only if (and when) the signed form is received by the Company while the Participant is alive and will cancel all Beneficiary designation forms filed earlier. Except as otherwise specifically provided in this Section 10, if a deceased Participant failed to designate a Beneficiary as provided above, or if the designated Beneficiary of a deceased Participant dies before him or before complete payment of the Participant's benefits, his benefits shall be paid to the Participant's surviving spouse or, if there is no surviving spouse, to the legal representive or representatives of the estate of the last to die of the Participant and his Beneficiary. If there is any question as to the right of any Beneficiary to receive a distribution under the Plan, the Trustee, in its sole discretion, may make payment to the legal representative or representives of the Participant's estate. The term "Beneficiary" as used in the Plan means the person or persons to whom a deceased Participant's benefits are payable under this subsection 10.8.

      10.9. Missing Participants or Beneficiaries. Each Participant and each Beneficiary must file with the Company from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to a Participant or Beneficiary at his last post office address filed with the Company or if no address is filed with the Company, in the case of a Participant, at his last post office address as shown on the Employers' records, shall be binding on the Participant and his Beneficiary for all purposes of the Plan. None of the Employers, the Company or the Trustee shall be required to search for or locate a Participant or Beneficiary.

      10.10. Disability Distribution. Notwithstanding any other provision of the Plan to the contrary, a Participant who is disabled, within the meaning of section 401(k)(2)(B) of the Code, may elect immediate distribution of his Account balances without regard to whether his Termination Date has occurred.

                                Section 11

            Voting, Tender and Exchange Rights of Company Stock

      11.1. Voting Rights of Company Stock. At least 20 days before each annual or special meeting of shareholders of the Company, the Trustee shall send to each Participant and each Beneficiary of a deceased Participant, a copy of the proxy soliciting material (including an annual report) for the meeting, together with a form requesting instructions to the Trustee on how to vote the number of whole shares and any fractional share of Preferred Stock and Common Stock in the Participant's Employer Matching Account. In accordance with the terms of the Brunswick Corporation Certificate of Designation setting forth the rights of the Preferred Stock, at any time that Shares of Preferred Stock are held by a person or entity other than an employee benefit plan of the Company, such Shares shall be converted into shares of Common Stock. Upon receipt of such instruction, the Trustee shall vote such shares as instructed, provided that, in the case of fractional shares, the Trustee shall vote the combined fractional shares to the extent possible to reflect the direction of the Participants to whose Accounts fractional shares are credited. The Trustee shall vote shares of Preferred Stock and Common Stock for which it does not receive voting instructions in the same proportion as such shares for which it has received directions. To the extent not otherwise furnished in accordance with the foregoing provisions of this Section 11, the Company shall furnish the Trustee and each Participant and each Beneficiary of a deceased Participant with notices and information statements when voting rights are to be exercised in a time and manner which comply with applicable law and the provisions of the Company's charter and bylaws generally applicable to security holders.
Each Participant and each Beneficiary of a deceased Participant is entitled to direct the exercise of rights other than voting rights in the manner prescribed by this Section 11 with respect to the voting of Preferred Stock and Common Stock, provided, however, that the Trustee may exercise such rights with respect to shares of Preferred Stock and Common Stock for which it does not receive exercise instructions.

      11.2. Tender and Exchange Rights of Company Stock. In the event of a tender or exchange offer with respect to shares of Preferred Stock and Common Stock, by a party other than the Company, each Participant and each Beneficiary of a deceased Participant shall be entitled to direct the Trustee to tender or exchange the number of whole shares and any fractional share of Preferred Stock and Common Stock in the Participant's Employer Matching Account. If required by the terms of the Brunswick Corporation Certificate of Designation setting forth the rights of Preferred Stock, such shares shall be converted into shares of Common Stock at any time that such shares are held by a person or entity other than an employee benefit Plan of the Company. Any direction received from Participants and Beneficiaries by the Trustee shall be held in strict confidence. The Company shall cause to be provided to Participants, and Beneficiaries of deceased Participants, such notices and information statements as are provided to Company shareholders generally with respect to any such tender or exchange. If the Trustee does not receive a timely direction from a Participant or Beneficiary, the Trustee shall not tender or exchange such shares.

                                Section 12

                The Benefits Administration Committee and
                      the Benefits Finance Committee

      12.1. Membership. The Benefits Administration Committee (the "Committee") and the Benefits Finance Committee referred to in subsection
1.4 shall each consist of three or more members appointed by the Board of Directors of the Company. The Committee and the Benefits Finance
Committee shall each act by the concurrence of a majority of its then members by meeting or by writing without a meeting. The Committee and the Benefits Finance Committee, by unanimous written consent, each may authorize any one of its members to execute any document, instrument or direction on its behalf. A written statement by a majority of the members of the Committee or of the Benefits Finance Committee, or by an authorized member of the Committee or of the Benefits Finance Committee, shall be conclusive in favor of any person (including the Trustee) acting in reliance thereon. The provisions of this subsection 12.1 and of the other subsections of this Section 12, insofar as they pertain to the Benefits Finance Committee, shall be effective on October 22, 1991.

      12.2. Rights, Powers and Duties. The Committee shall have the following discretionary authority, power, rights and duties in addition to those vested in it elsewhere in the Plan, and any decision made by the Committee pursuant to this subsection 12.2 (or any other provision of the Plan granting it such authority) shall be final.

      (a)  To interpret and construe the provisions of the Plan.

      (b) To adopt such rules of procedure and regulations as are consistent with the provision of the Plan and as it deems necessary and proper.

      (c) To determine conclusively all questions arising under the Plan, including the power to determine the eligibility, benefits and other Plan rights of employees, Participants and Beneficiaries, and to remedy any ambiguities, inconsistencies, or omissions of whatever kind.

      (d) To maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

      (e)  To direct all benefit payments under the Plan.

      (f) To furnish the Employers with such information with respect to the Plan as may be required by them for tax or other purposes.

      (g)  To establish a claims procedure in accordance with section
           503 of ERISA.

      (h) To employ agents, attorneys, accountants or other persons (who may also be employed by or represent the Employers) for such purposes as the Committee considers necessary or desirable to discharge its duties.

To the extent applicable to its investment responsibilities, the Benefits Finance Committee also shall have the authority and duties set forth in paragraphs (d), (f) and (h) above, in addition to any duties, responsibilities or authority allocated to it under the terms of the Trust Agreement.

      12.3.  Delegation by Company, Committee or Benefits Finance
Committee. In exercising their respective authority to control and manage the investments, operations and administration of the Plan, the Company, the Committee and the Benefits Finance Committee each may allocate all or any part of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation and the acceptance thereof by the Company, the Committee or the Benefits Finance Committee member or delegate shall be in writing and may be revoked at any time. Any member or delegate exercising Company, Committee or Benefits Finance Committee responsibilities and powers under this subsection shall periodically report to the Company, the Committee or Benefits finance Committee on its exercise thereof and the discharge of such responsibilities.

      12.4. Uniform Rules. In managing the Plan, the Committee shall uniformly apply rules and regulations adopted by it to all persons similarly situated.

      12.5.  Information to be Furnished to Benefits Administration
Committee. The Employers shall furnish to the Committee such data and information as may be required for it to discharge its duties. The records of the Employers as to an employee's or Participant's period of employment, termination of employment and the reasons therefor, leave of absence, reemployment and Section 415 Compensation will be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish to the Committee such evidence, data or information as it considers desirable to carry out the Plan.

      12.6. Committee's Decision Final. To the extent permitted by law, any interpretation of the Plan and any decision on any matter within the discretion of the Committee made by the Committee is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Committee shall make such adjustment on account thereof as it considers equitable and practicable.

      12.7. Remuneration and Expenses. No remuneration shall be paid to any Committee or Benefits Finance Committee member as such.
However, the reasonable expenses (including the fees and expenses of person employed by it in accordance with subsection 12.1(h)) of a Committee or Benefits Finance Committee member incurred in the performance of a Committee or Benefits Finance Committee function shall be reimbursed by the Employers.

      12.8. Exercise of Committee's Duties. Notwithstanding any other provisions of the Plan, the Committee and the Benefits Finance Committee shall each discharge its duties hereunder solely in the interests of the Participants in the Plan and other persons entitled to benefits thereunder, and

      (a) for the exclusive purposes of providing benefits to Plan Participants and other persons entitled to benefits thereunder; and

      (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

      12.9.  Indemnification of the Committee.  The Committee, the
Benefits Finance Committee and the individual members of each shall be indemnified by the Employers against any and all liabilities, losses, costs and expenses (including reasonable legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee, the Benefits Finance Committee or the members of either by reason of the performance of a Committee or Benefits Finance Committee function if the Committee, or Benefits Finance Committee or such member did not, in the opinion of the Board of Directors of the Company, act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises.

      12.10. Resignation or Removal of Member. A Committee or Benefits Finance Committee member may resign at any time by giving ten days' advance written notice to the Employers, the Trustee and the other members of his committee. The Company may remove a Committee or Benefits
Finance Committee member by giving advance written notice to him, the other Employers, the Trustee and the other members of his committee.

      12.11. Appointment of Successor Member. The Company may fill any vacancy in the membership of the Committee or Benefits Finance
Committee and shall give prompt written notice thereof to the other members, the other Employers and the Trustee. While there is a vacancy in the membership of the Committee or Benefits Finance Committee, the remaining members shall have the same powers as the full Committee or Benefits
Finance Committee until the vacancy is filled.

      12.12. Interested Committee Member. A member of the Committee may not decide or determine any matter or question concerning the member's benefits under the Plan unless such decision could be made by that member under the Plan if that member were not a member of the Committee.


                                Section 13

                         Amendment and Termination

      13.1. Amendment. While the Employers expect and intend to continue the Plan, the Company must reserve and reserves the right, subject to the provisions of subsection 1.14, to terminate the Plan or to amend the Plan at any time, except as follows:

      (a) the duties and liabilities of the Trustee cannot be substantially changed without its consent; and

      (b) no amendment shall reduce a Participant's benefits to less than the amount such Participant would be entitled to receive if such Participant had resigned from the employ of all of the Employers and Related Companies on the date of the amendment.

      13.2. Termination. The Plan will terminate as to all of the Employers on any day specified by the Company if advance written notice of the termination is given to the other Employers. Employees of any Employer shall cease active participation in the Plan on the first to occur of the following:

      (a) the date on which that Employer, by appropriate action communicated in writing to the Company, ceases to be a contributing sponsor of the Plan;

      (b) the date that Employer is judicially declared bankrupt or insolvent; or

      (c) the dissolution, merger, consolidation, reorganization or sale of that Employer, or the sale by that Employer of all or substantially all of its assets, except that, subject to the provisions of subsection 13.3, with the consent of the Company, in any such event arrangements may be made whereby the Plan will be continued by any successor to that Employer or any purchaser of all or substantially all of that Employer's assets, in which case the successor or purchaser will be substituted for the Employer under the Plan.

      13.3. Merger and Consolidation of the Plan, Transfer of Plan Assets. The Company in its discretion may direct the Trustee to transfer all or a portion of the assets of this Plan to another defined contribution plan of the Employers or Related Companies which is qualified under section 401(a) of the Code or, in the event of the sale of stock of an Employer or all or a portion of the assets of an Employer, to a qualified plan of an employer which is not a Related Company. In the case of any merger or consolidation with, or transfer of assets and liabilities to, any other plan, provision shall be made so that each affected Participant in the Plan on the date thereof (if the Plan, as applied to that Participant, then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer if the Plan, as applied to him, had then terminated.

      13.4. Distribution on Termination and Partial Termination. Upon termination or partial termination of the Plan, all benefits under the Plan shall continue to be paid in accordance with Section 9 and 10 as such sections may be amended from time to time.

      13.5.  Notice of Amendment, Termination or Partial Termination.
Affected Participants will be notified of an amendment, termination or partial termination of the Plan as required by law.

      Executed at Lake Forest, Illinois this 14th day of December, 1994 to be effective as indicated herein.


                               Brunswick Corporation


                               By   /s/ Richard S. O'Brien

                               Its      Treasurer

                               Supplement A
                                    to
                     Brunswick Retirement Savings Plan
                          for Salaried Employees

                            (Top-Heavy Status)


Application          A-1.  This Supplement A to Brunswick
                     Retirement Savings Plan for Salaried Employees
                     (the "Plan") shall be applicable on and after the date on which the Plan becomes Top-Heavy (as described in subsection A-5).

Effective Date       A-2.  The Effective Date of this Supplement A is
                     January 1, 1986.

Definitions          A-3.  Unless the context clearly implies or
                     indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement A.

Affected             A-4.  For purposes of this Supplement A, the
Participant          term "Affected Participant" means each
                     Participant who is employed by an Employer or a Related Company during any Plan Year for which the Plan is Top-Heavy, subject to the following:

                     (a) For any such Plan Year the term "Affected Participant" shall include any employee of an Employer who is not a Participant solely because he failed to make contributions under subsection 3.1 for that year.

                     (b) The term "Affected Participant" shall not include any Participant who is covered by a collective bargaining agreement if retirement benefits were the subject of good faith bargaining between his Employer and his collective bargaining representative.

Top-Heavy            A-5.  The Plan shall be "Top-Heavy" for any Plan
                     Year if, as of the Determination Date for that year (as described in paragraph (a) next below), the present value of the benefits attributable to Key Employees (as defined in subsection A-6) under all Aggregation Plans (as defined in subsection A-8) exceeds 60% of the present value of all benefits under such plans. The foregoing determination shall be made in accordance with the provisions of section 416 of the Code. Subject to the preceding sentence:

                     (a)  The Determination Date with respect to
                          any Plan for purposes of determining Top-
                          Heavy status for any plan year of that plan shall be the last day of the preceding plan year or, in the case of the first plan year of that plan, the last day of that year. The present value of benefits as of any Determination Date shall be determined as of the accounting date or valuation date coincident with or next preceding the Determination Date. If the plan years of all Aggregation Plans do not coincide, the Top-Heavy status of the plan on any Determination Date shall be determined by aggregating the present value of plan benefits on that date with the present value of the benefits under each other Aggregation Plan determined as of the Determination Date of such other
                          Aggregation Plan which occurs in the
                          same calendar year as the plan's
                          Determination Date.

                     (b)  Benefits under any plan as of any
                          Determination Date shall include the
                          amount of any distributions from that plan made during the plan year which includes the Determination Date (including distributions under a terminated plan which, if it had not been terminated, would have been required to be included in an aggregation group) or during any of the preceding four Plan years, but shall not include any amounts attributable to employee contributions which are deductible under section 219 of the Code, any amounts attributable to employee-initiated rollovers or transfers made after December 31, 1983 from a Plan maintained by an unrelated employer, or, in the case of a defined contribution Plan, any amounts attributable to contributions made after the Determination Date unless such contributions are required by section 412 of the Code or are made for the plan's first Plan year.

                     (c) Benefits attributable to a participant shall include benefits paid or payable to a beneficiary of the participant, but shall not include benefits paid or payable to any participant who has not performed services for an Employer or Related
                          Company during any of the five Plan
                          years ending on the applicable
                          Determination Date; provided, however,
                          that if a Participant performs no services for five years and then performs services, the benefits attributable to such participant shall be included.

                     (d) The accrued benefit of any key participant who is a Non-Key Employee with respect to a plan but who was a Key Employee with respect to such plan for any prior plan year shall not be taken into account.

                     (e)  The accrued benefit of a Non-Key
                          Employee shall be determined under the
                          method which is used for accrual
                          purposes for all plans of the Employer and Related Companies; or, if there is not such method, as if the benefit accrued not more rapidly than the slowest accrual rate permitted under section 411(b)(1)(C) of the Code.

                     (f)  The present value of benefits under all
                          defined benefit plans shall be determined on the basis of a 6% per annum interest factor and the 1984 Unisex Pension Mortality Table, with a one year setback.

Key Employee         A-6.  The term "Key Employee" means an
                     employee or deceased employee (or beneficiary of such deceased employee) who is a Key
                     Employee within the meaning ascribed to that term by section 416(i) of the Code. Subject to the preceding sentence, the term Key Employee includes any employee or deceased employee
                     (or beneficiary of such a deceased employee) who at any time during the Plan year which includes the Determination Date or during any of the four preceding Plan years was:

                     (a)  an officer of any Employer or Related
                          Company with Section 415 Compensation
                          for that year in excess of 50 percent of the amount in effect under section
                          415(b)(1)(A) of the Code for the calendar year in which that year ends; provided, however, that the maximum number of employees who shall be considered Key Employees under this paragraph (a) shall be the lesser of 50 or 10% of the total number of employees of the Employers and the Related Companies disregarding excludable employees under Code section 414(q)(8).
                     (b)  one of the 10 employees owning the
                          largest interests in any Employer or any Related Company (disregarding any ownership interest which is less than 1/2 of one percent), excluding any employee for any plan year whose Compensation for that year did not exceed the applicable amount in effect under section
                          415(c)(1)(A) of the Code for the calendar year in which that year ends;

                     (c)  a 5% owner of any Employer or of any
                          Related Company; or

                     (d)  a 1% owner of any Employer or any
                          Related Company having Compensation
                          in excess of $150,000.

Compensation         A-7.  The term "Compensation" for purpose of
                     this Supplement A generally means W-2
                     compensation for the calendar year ending with or within that Plan year, not exceeding $150,000 or such larger amount as may be permitted for any year under Code section 401(a)(17).
                     However, for Plan Years beginning on or after January 1, 1989, solely for purposes of determining who is a Key Employee, the term
                     "Compensation" means compensation as defined in Code section 414(q)(7).

Non-Key Employee     A-8.  The term "Non-Key Employee" means any
                     employee (or beneficiary of a deceased
                     employee) who is not a Key Employee.

Aggregation          A-9.  The term "Aggregation Plan" means
Plan                 the Plan and each other retirement Plan
                     maintained by an Employer or Related Company which is qualified under section 401(a) of the Code and which:

                     (a)  during the plan year which includes the
                          applicable Determination Date, or during any of the preceding four plan years, includes a Key Employee as a participant;

                     (b)  during the plan year which includes the
                          applicable Determination Date or, during any of the preceding four plan years, enables the Plan or any plan in which a Key Employee participates to meet the requirements of sections 401(a)(4) or 410 of the Code; or

                     (c)  would meet the requirements of sections
                          401(a)(4) and 410 if it were considered
                          together with the Plan and all other plans described in paragraphs (a) and (b) next above.

Required             A-10.  The term "Required Aggregation Plan"
Aggregation Plan     means a plan described in either paragraph (a)
                     or (b) of subsection A-9.

Permissive           A-11.  The term "Permissive Aggregation
Aggregation Plan     Plan" means a plan described in paragraph (c) of
                     subsection A-9.

Minimum              A-12.  For any Plan Year during which the
Contribution         Plan is Top-Heavy, the minimum amount of
                     Employer contributions excluding elective contributions as defined in Code section 401(k) and employer matched contributions as defined in Code section 401(m) allocated to the Accounts of each Affected Participant who is employed by an Employer or Related Company on the last day of that year (whether or not he has completed 1000 hours of service during that year), who is not a Key Employee and who is not entitled to a minimum benefit for that year under any defined benefit Aggregation Plan which is Top-Heavy shall, when expressed as a percentage of the Affected Participant's
                     Compensation be equal to the lesser of:

                     (a)  3%; or

                     (b)  the percentage at which Employer
                          contributions (including Employer
                          Contributions made pursuant to a cash or deferred arrangement) are allocated to the Accounts of the Key Employee for whom such percentage is greatest.

                     For purposes of the preceding sentence,
                     compensation earned while a member of a group of employees to whom the Plan has not been extended shall be disregarded.

                     Paragraph (b) next above shall not be applicable for any Plan Year if the Plan enables a defined benefit Plan described in paragraph A-9(a) or A-9(b) to meet the requirements of sections 401(a)(4) or 410 for that year. Employer contributions for any Plan Year during which the Plan is Top-Heavy shall be allocated first to non-Key Employees until the requirements of this subsection A-12 have been met and, to the extent necessary to comply with the provisions of this subsection A-12, additional contributions shall be required of the Employers.

Aggregate            A-13.  For any Plan Year during which the
Benefit Limit        Plan is Top-Heavy, paragraphs (2)(B) and (3)(b)
                     of section 415(e) of the Code shall be applied by substituting "1.0" for "1.25".

                               Supplement B
                                    to
                     Brunswick Retirement Savings Plan
                          for Salaried Employees


Application          B-1.  This Supplement B to Brunswick
                     Retirement Savings Plan for Salaried Employees
                     (the "Plan") is applicable to any former participant in the Vapor Employees' Savings
                     Plan (the "Vapor Plan") or the Motor-Guide
                     Salary Reduction Thrift Plan (the "Motor-Guide
                     Plan") whose account balances under such plans were transferred to the Plan upon the plans' merger into the Plan.

Effective Date       B-2.  The Effective Date of this Supplement B as
                     it applies to former participants in the Vapor Plan is October 31, 1986. The Effective Date of this
                     Supplement B as it applies to former participants in the Motor- Guide Plan is March 31, 1987.

Definitions          B-3.  Unless the context clearly implies or
                     indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement B.

Former Vapor         B-4.  Notwithstanding the provisions of
Plan Participants    subsection 10.1, and subject to the provisions of
                     subsection B-7 in the case of a former participant in the Vapor Plan whose account balance under that Plan has been transferred to the Plan upon merger of the Vapor Plan into the Plan, prior to the date the Participant's benefits payments otherwise commence in accordance with subsection 10.3, the Participant, or his Beneficiary in the event of his death, may elect to have his Account balances payable, in whole or in part, by purchase and distribution of an immediate or deferred annuity contract.

Former Motor-        B-5.  Notwithstanding the provisions of
Guide Plan           subsection 10.1, and subject to the
Participants         provisions of subsection B-7 in the case of a
                     former participant in the Motor-Guide Plan whose account balance under that Plan has been transferred to the Plan upon merger of the Motor-Guide Plan into the Plan, prior to the date the Participant's benefit payments otherwise commence in accordance with subsection 10.3, the Participant, or his Beneficiary in the event of his death, may elect to have his Account balances payable in one of the following methods:

                     (a)  in the case of an election by the
                          Participant:

                          (i)  by purchase and distribution of an
                               annuity contract under which equal
                               monthly benefits are payable to the
                               Participant for life; or

                          (ii) by payment in substantially equal
                               annual installments over a period
                               not exceeding ten years (but not
                               less than $600 in any given year
                               except the last year); and

                     (b)  in the case of an election by a
                          Beneficiary:

                          (i)  by payment in substantially equal
                               annual installments over a 5-year
                               period; or

                          (ii) if the Beneficiary is the
                               Participant's  spouse, by the
                               purchase and distribution of an
                               annuity contract under which equal
                               monthly benefits are payable for
                               the spouse's lifetime.

Retirement           B-6.  Upon the request of a Participant, the
Election             Committee will provide the Participant with
Information          information consisting of:

                     (a) a written description of the annuity forms of payment and the relative financial effect of payment of his Account balances in that form; and

                     (b) a notification of the right to revoke an election to receive payment in that form and, in the case of a married Participant, the spouse's right with respect to that revocation.

                     The Committee may make such election
                     information available to a Participant by:

                     (i)  personal delivery to him;

                    (ii) first class mail, postage prepaid, addressed to the Participant at his last known address as shown on his Employer's records; or

                   (iii) permanent posting on a bulletin board located at the Participant's work site.

                     A Participant may request, by writing filed with the Committee during the 90-day period preceding the date as of which his benefit payments commence, an explanation, written in nontechnical language; of the terms, conditions and financial effect of an annuity form of payment. If not previously provided to the Participant, the Committee shall provide him with such explanation within 30 days of his request by one of the methods described in paragraph (i) and (ii) next above.

Special Rules        B-7.  If a married Participant elects
Governing Annuity    distribution in the form of an annuity
Elections            pursuant to subsection B-4 or B-5, the
                     following rules shall apply and shall supersede any other provision of the Plan to the contrary:

                     (a) The vested portions of the Participant's Accounts less any outstanding loan balance distributable in accordance with paragraph 9.1(h), shall be used to purchase a nontransferable "Joint and Survivor Annuity" (that is an annuity payable for the life of the Participant with a survivor annuity payable for the life of his spouse which is not less than 50% of the amount of the annuity payable during the joint lives of the Participant and spouse), unless he elects another form of annuity and, if applicable, a Beneficiary other than his spouse, with the consent of his spouse to such form and Beneficiary, during the 90-day period immediately preceding his Distribution Date (as defined in paragraph (h) below), which Distribution Date shall be no earlier than 30 days after his receipt of a written explanation from the Committee of the terms and conditions of the Joint and Survivor Annuity and the effect of an election of a different annuity form.

                     (b) No consent by the spouse to the election of a form of annuity other than the Joint and Survivor Annuity and, if applicable, Beneficiary other than the spouse shall be effective unless it is in writing, acknowledges the effect of such consent and is witnessed by a Plan representative or a notary public (unless the Committee determines that there is no spouse, that the spouse cannot be located or that consent may be waived because of such other circumstances as regulations or rulings under Code section 417 set forth).

                     (c) During the period between his election of an annuity and his Distribution Date, no loan may be made to a Participant pursuant to subsection 9.1, no amount may be withdrawn by the Participant pursuant to subsections 9.2, 9.3 and 9.4 and no amount may be distributed to the Participant pursuant to subsection 10.1, in any form other than a Joint and Survivor Annuity, without the written consent of the spouse as provided in paragraph (b) of this subsection B-7.

                     (d)  Subject to paragraph (e) below, if the
                          Participant dies during the period between his election of an annuity and his Distribution Date, the vested portions of his Accounts (less any amounts credited to the Loan Fund, which shall be distributed in accordance with paragraph 9.1(j)) shall be paid to his spouse in the form of a life annuity as of the Accounting Date next following the date the Participant would have attained age 65 or, if the spouse so elects, as soon as practicable after the Accounting Date next following his death; provided, however, that a spouse to whom payment is due under this paragraph (d) may elect to have such vested portions, if any, distributed in the form of a lump sum payment.

                     (e)  The provisions of paragraph (d) above
                          shall not apply, and distribution upon the death of the Participant shall be made in accordance with subsection 10.4(d), if the spouse consents to the designation of a Beneficiary other than the spouse in accordance with subsection 10.8 during the period between the Participant's election of an annuity and his death, and acknowledges that such consent to the Participant's designation of such Beneficiary constitutes the spouse's consent to the Participant's waiver of a qualified preretirement survivor annuity payable to the spouse in accordance with section 417 of the Code.

                     (f)  A Participant may revoke his election
                          pursuant to this subsection B-7, and may make a new election of any form of distribution permitted under paragraph
                          10.4 at any time during the 90-day period immediately preceding his Distribution Date; provided, however, that if the effect on such revocation is to select a distribution form other than a Joint and Survivor Annuity, it shall be ineffective without the written consent of his spouse in accordance with paragraph (b) of this subsection B-7 to the new form of distribution and, if applicable, a Beneficiary other than the spouse.

                     (g)  A spouse's consent in accordance with
                          paragraph (b) of this subsection B-7 shall be irrevocable.

                     (h)  A Participant's "Distribution Date" for
                          purposes of this subsection B-7, shall
                          mean the first day of the first period for which a payment in any form is made pursuant to this subsection B-7, which date shall be no later than the date payment is irrevocably made on behalf of the Participant or Beneficiary to the insurance company issuing the annuity contract elected by such Participant or Beneficiary.

Limitations on       B-8.  Notwithstanding any other provisions
Benefit Payments     of this Supplement B, annuity contracts
                     purchased and distributed under the Plan with respect to an Account balance shall be subject to the following limitations:

                     (a)  Any annuity contract distributed to a
                          Participant shall conform to the minimum distribution incidental benefit requirements of Treas. Reg.
                          1.401(a)(9)-2.

                     (b)  The terms of any annuity contract
                          distributed to Participants and
                          Beneficiaries shall be noncommutable
                          and nonassignable.

                     (c)  The entire interest in a Participant's
                          Account will be distributed under the
                          terms of the Plan and any annuity contract distributed to Participants and Beneficiaries, beginning not later than the dates specified in paragraph 10.3(a) and subsection 10.4, over a period not exceeding the life of the Participant or over the lives of the Participant and a designated Beneficiary (or over a period not extending beyond the life expectancy of the Participant or the life expectancy of the Participant and a designated Beneficiary).

                     (d)  If the distribution of a Participant's
                          Account has begun in accordance with the provisions of paragraph (c) next above, and:

                          (i)     if the Participant dies after
                                  distribution of his benefits has
                                  commenced, the remaining
                                  portion of his Accounts (if any)
                                  shall be distributed to or for the
                                  benefit of the Participant's
                                  Beneficiary in accordance with
                                  the distribution method in effect
                                  on the date of the Participant's
                                  death;

                          (ii)    if the Participant dies before
                                  distribution of his benefits has
                                  commenced, his entire interest
                                  in the Plan shall be distributed
                                  to or for the benefit of his
                                  Beneficiary over the life of the
                                  Beneficiary (or over a period
                                  not extending beyond the life
                                  expectancy of such
                                  Beneficiary).

                               Supplement C
                                    to
                     Brunswick Retirement Savings Plan
                           for Salaried Employees


Application          C-1.  This Supplement C to Brunswick
                     Retirement Savings Plan for Salaried Employees
                     (the "Plan") is applicable to any former participant in The Starcraft Company 401(k) Plan and Trust (the "Starcraft Plan") whose account balances under the Starcraft Plan were transferred to the Plan.

Effective Date       C-2.  The Effective Date of this Supplement C is
                     December 1, 1989.

Definitions          C-3.  Unless the context clearly implies or
                     indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement C.

Former Starcraft     C-4.  Notwithstanding the provisions of sub-
Plan Participants    section 10.1, and subject to the provisions of
                     subsection C-6 in the case of a former
                     participant in the Starcraft Plan whose account balance under that Plan has been transferred to the Plan, prior to the date the Participant's benefit payments otherwise commence in accordance with subsection 10.3, the Participant, or his Beneficiary in the event of his death, may elect to have his Account balances payable in one of the following methods:

                     (a)  in the case of an election by the
                          Participant:

                          (i)     by purchase and distribution of
                                  an annuity contract under
                                  which equal monthly benefits
                                  are payable to the Participant
                                  for life; or

                          (ii)    by payment in substantially
                                  equal annual installments over
                                  a period not exceeding ten
                                  years; and

                     (b)  in the case of an election by a
                          Beneficiary:

                          (i)     by payment in substantially
                                  equal annual installments over
                                  a 5-year period; or

                          (ii)    if the Beneficiary is the
                                  Participant's spouse, by the
                                  purchase and distribution of an
                                  annuity contract under which
                                  equal monthly benefits are
                                  payable for the spouse's
                                  lifetime.

Retirement           C-5.  Upon the request of a Participant, the
Election             Committee will provide the Participant with
Information          information consisting of:

                     (a) a written description of the annuity forms of payment and the relative financial effect of payment of his Account balances in that form; and

                     (b) a notification of the right to revoke an election to receive payment in that form and, in the case of a married Participant, the spouse's right with respect to that revocation.

                     The Committee may make such election
                     information available to a Participant by:

                          (i)     personal delivery to him;

                          (ii)    first class mail, postage
                                  prepaid, addressed to the
                                  Participant at his last known
                                  address as shown on his
                                  Employer's records; or

                          (iii)   permanent posting on a bulletin
                                  board located at the
                                  Participant's work site.

                          A Participant may request, by writing filed with the Committee during the 90-day period preceding the date as of which his benefit payments commence, an explanation, written in nontechnical language, of the terms, conditions and financial effect of an annuity form of payment. If not previously provided to the Participant, the Committee shall provide him with such explanation within 30 days of his request by one of the methods described in paragraphs (i) and (ii) next above.

Special Rules        C-6.  If a married Participant elects
Governing Annuity    distribution in the form of an annuity
Election             pursuant to subsections C-4 or C-5, the
                     following rules shall apply and shall supersede any other provision of the Plan to the contrary:

                     (a) The vested portions of the Participant's Accounts less any outstanding loan balance distributable in accordance with paragraph 9.1(h), shall be used to purchase a nontransferable "Joint and Survivor Annuity" (that is, an annuity payable for the life of the Participant with a survivor annuity payable for the life of his spouse which is not less than 50% of the amount of the annuity payable during the joint lives of the Participant and spouse), unless he elects another form of annuity and, if applicable, a Beneficiary other than his spouse, with the consent of his spouse to such form and Beneficiary, during the 90-day period immediately preceding his Distribution Date (as defined in paragraph (h) below), which Distribution Date shall be no earlier than 30 days after his receipt of a written explanation from the Committee of the terms and conditions of the Joint and Survivor Annuity and the effect of an election of a different annuity form.

                     (b) No consent by the spouse to the election of a form of annuity other than the Joint and Survivor Annuity and, if applicable, Beneficiary other than the spouse shall be effective unless it is in writing, acknowledges the effect of such consent and is witnessed by a Plan representative or a notary public (unless the Committee determines that there is no spouse, that the spouse cannot be located or that consent may be waived because of such other circumstances as regulations or rulings under Code section 417 set forth).

                     (c) During the period between his election of an annuity and his Distribution Date, no loan may be made to a Participant pursuant to subsection 9.1, no amount may be withdrawn by the Participant pursuant to subsections 9.2, 9.3 and 9.4 and no amount may be distributed to the Participant pursuant to subsection 10.1, in any form other than a Joint and Survivor Annuity, without the written consent of the spouse as provided in paragraph (b) of this subsection C-6.

                     (d)  Subject to paragraph (e) below, if the
                          Participant dies during the period between his election of an annuity and his Distribution Date, the vested portions of his Accounts (less any amounts credited to the Loan Fund, which shall be distributed in accordance with paragraph 9.1(j)) shall be paid to his spouse in the form of a life annuity as of the Accounting Date next following the date the Participant would have attained age 65 or, if the spouse so elects, as soon as practicable after the Accounting Date next following his death; provided, however, that a spouse to whom payment is due under this paragraph (d) may elect to have such vested portions, if any, distributed in the form of a lump sum payment.

                     (e)  The provisions of paragraph (d) above
                          shall not apply, and distribution upon the death of the Participant shall be made in accordance with subsection 10.4(d), if the spouse consents to the designation of a Beneficiary other than the spouse in accordance with subsection 10.8 during the period between the Participant's election of an annuity and his death, and acknowledges that such Beneficiary constitutes the spouse's consent to the Participant's waiver of a qualified preretirement survivor annuity payable to the spouse in accordance with section
                          417 of the Code.

                     (f)  A Participant may revoke his election
                          pursuant to this subsection C-6, and may make a new election of any form of distribution permitted under paragraph
                          10.4 at any time during the 90-day period immediately preceding his Distribution Date; provided, however, that if the effect of such revocation is to select a distribution form other than a Joint and Survivor Annuity, it shall be ineffective without the written consent of his spouse in accordance with paragraph (b) of this subsection C-6 to the new form of distribution and, if applicable, a Beneficiary other than the spouse.

                     (g)  A spouse's consent in accordance with
                          paragraph (b) of this subsection C-6 shall be irrevocable.

                     (h)  A Participant's "Distribution Date" for
                          purposes of this subsection C-6 shall
                          mean the first day of the first period for which a payment in any form is made pursuant to this subsection C-6, which date shall be no later than the date payment is irrevocably made on behalf of the Participant or Beneficiary to the insurance company issuing the annuity contract elected by such Participant or Beneficiary.

Limitations on       C-7.  Notwithstanding any other provision of
Benefit Payments     this Supplement C, annuity contracts purchased
                     and distributed under the Plan with respect to an Account balance shall be subject to the following limitations:

                     (a)  An annuity contract distributed to a
                          Participant shall conform to the minimum distribution incidental benefit requirements of Treas. Reg.
                          1.401(a)(9)-2.

                     (b)  The terms of any annuity contract
                          distributed to Participants and
                          Beneficiaries shall be noncommutable
                          and nonassignable.

                     (c)  The entire interest in a Participant's
                          Account will be distributed, under the
                          terms of the Plan and any annuity contract distributed to participants and Beneficiaries, beginning not later than the dates specified in paragraph 10.3(a) and subsection 10.4, over a period not exceeding the life of the Participant rollover the lives of the Participant and a designated Beneficiary (or over a period not extending beyond the life expectancy of the Participant or the life expectancy of the Participant and a designated Beneficiary).

                     (d)  If the distribution of a Participant's
                          Account has begun in accordance with the provisions of paragraph (c) next above, and:

                          (i)     if the Participant dies after
                                  distribution of his benefits has
                                  commenced, the remaining
                                  portion of his Accounts (if any)
                                  shall be distributed to or for the
                                  benefit of the Participant's
                                  Beneficiary in accordance with
                                  the distribution method in effect
                                  on the date of the Participant's
                                  death;

                          (ii)    if the Participant dies before
                                  distribution of his benefits has
                                  commenced, his entire interest
                                  in the Plan shall be distributed
                                  to or for the benefit of his
                                  Beneficiary over the life of the
                                  Beneficiary (or over a period
                                  not extending beyond the life
                                  expectancy of such
                                  Beneficiary).

Investments,         C-8.  The investment, withdrawal and loan
Withdrawals          provisions of the Plan shall apply to the
and Loans            employee contributions and the employer
                     contributions held in a Participant's Accounts attributable to the Starcraft Plan in the same manner that the Plan provisions otherwise apply to employee and Employer contributions under the Plan as determined by the Committee.

                                                              Exhibit 4(b)

                      Amendment No. 1
                           to the
             Brunswick Retirement Savings Plan
                   for Salaried Employees
    (as Amended and Restated Effective January 1, 1987)

     The Brunswick Retirement Savings Plan for Hourly Employees (the "Plan") (as Amended and Restated Effective January 1, 1987), is hereby amended as follows effective January 1, 1996:

   1.  Section 1.10 of the Plan is amended to read as follows:

        "1.10  Form and Time of Elections.   Unless otherwise specified
        herein, each election permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be (a) in writing filed with the Company at such times and in such form as the Committee shall require, or (b) to the extent permitted by the Committee, under uniform and nondiscriminatory rules and regulations, by electronic data transmission system approved by the Committee.
        To the extent the Committee approves such method described in clause (b) of the preceding sentence, the use of a Participant's Personal Identification Number ("PIN") will constitute a
        Participant's written election and signature."

   2.  Section 2.1 of the Plan is amended to read as follows:

        "2.1 Eligibility for Participation. Subject to the terms and conditions of the Plan, each employee of an Employer who was a Participant in the Plan immediately prior to the Effective Date will continue as such on and after that date, and each employee of the employer who was not a Participant in the Plan immediately prior to the Effective Date will become a Participant in the Plan on the first day of the month coincident with or next following the date on which he meets all of the following requirements:

        (a)  he has attained age 21 years; and

        (b) he is employed by an Employer as a member of a group of employees to whom the Plan has been extended by that Employer listed on Schedule I attached hereto.

        Notwithstanding the foregoing provisions of this subsection 2.1, if an employee is employed or reemployed by an Employer as a member of a group of employees described in paragraph (b) next above on or after the first day of the month coincident with or next following the date on which he met the requirement set forth in paragraph (a) next above, he shall immediately become a Participant in the Plan."

   3.   Section 3.2 of the Plan is amended to read as follows:

        "3.2  Employer Matching Contributions.   At any time prior to the
        due date (including extensions) for filing its Federal income tax return for any Plan Year, any Employer may contribute "Employer Matching Contributions" for a Plan Year on behalf of any class of Participants for whom it has made Pre-Tax Contributions for such Plan Year, provided, however, that for Plan Years prior to January
        1, 1991, no Employer Matching Contributions shall be made for any Plan Year on behalf of a Participant who is not employed by an Employer on December 1 of that year, and for Plan Years after December 31, 1990 the December 1 employment requirement shall apply to the Employer Matching Contributions described in clause
        (iv) below. Subject to the provisions of subsection 3.8 and Section 7, the amount of the Employer Matching Contributions with respect to any class of Participants who are entitled to share in such contributions shall be equal to a percentage, as determined by that Employer, of all or any portion of the Pre-Tax Contributions made by the Employer on behalf of such Participants for that Plan Year; provided that (i) no Employer Matching Contributions shall be made with respect to a Participant's Pre-Tax Contributions for any Plan Year in excess of 6% of his Compensation for that year; (ii) for purposes of determining the amount of Employer Matching Contributions, a Participant's Pre-Tax Contributions made during the Plan Year shall be reduced by the amount withdrawn from his Pre-Tax Account during the Plan Year in accordance with subsection 9.3; (iii) effective January 1, 1996 Employer Matching Contributions shall be made for each payroll period at a rate of 5 percent (5%) of the Pre-Tax Contributions for the payroll period that do not exceed six percent (6%) of Compensation for the payroll period and are allocated to accounts other than the Common Stock Fund; (iv) effective January 1, 1996 Employer
        Matching Contributions shall be made for each payroll period at a rate of 10 percent (10%) of the Pre-Tax Contributions for the payroll period that do not exceed six percent (6%) of Compensation for the payroll period and are allocated to the Common Stock Fund; and (v) effective January 1, 1996 additional Employer Matching Contributions for a Plan Year in excess of such 5 percent (5%) and 10 percent (10%) amounts, per payroll period, if any, shall be made by an Employer for any designated class or group of Participants, and any such additional Employer Matching Contributions shall be allocated to eligible Participants' Accounts as of the last day of the Plan Year based upon their Pre-tax Contributions and Compensation (not exceeding 6%) for the entire
        Plan Year."

   4.  The following item (f) is added to Section 5.1 immediately after item
(e):

        "(f) Company Stock Fund. Amounts held by the Trustee to be invested in Common Stock of the Company, which the Trustee may purchase from the Company or in the open market."

   5.  Section 5.2 of the Plan is amended to read as follows:

        "5.2. Investment Fund Elections. Effective January 1, 1996, as of the beginning of each month, each Participant by writing filed with the Company on or before the last business day of the preceding month, may specify:

        (a) the percentage in multiples of 1% of his Pre-Tax and After-Tax Account balances as of that date that are to be invested under each of the Investment Funds (other than the Loan
             Fund), provided that funds may not be moved out of the Common Stock Fund during the first twenty-four months following the date of deposit of the funds in the Common Stock Fund; and

        (b) the percentage in multiples of 1% of Pre-Tax Contributions and After-Tax Contributions thereafter credited to his Accounts that are to be invested under each of the Investment Funds (other than the Loan Fund).

        Pre-Tax and After-tax Contributions made during any period in which no direction is on file with the Company shall be invested in the Fixed Income Fund."

   6.  Section 5.3 of the Plan is amended to read as follows:

        "5.3. Investment of Employer Matching Contributions. A Participant's Employer Matching Contributions shall be invested in Brunswick preferred stock ("Preferred Stock") and/or common stock ("Common Stock"). As of each Accounting Date, the Committee shall credit to each Participant's Employer Matching Account any dividends or earnings paid to the Trustee with respect to shares of Preferred Stock and Common Stock credited to the Participant's Employer Matching Account. Effective January 1, 1996, as of the first day of each month, each Participant who has attained at least age 59-1/2 years, by writing filed with the Company on or before the last business day of the preceding month, may specify, separately, the percentage in multiples of 1% of Preferred Stock and Common Stock allocated to his Employer Matching Account that is to be invested thereafter under any Investment Fund."

        Executed this 19th day of December, 1995.

                            Brunswick Corporation


                            By:  /s/ Dianne M. Yaconetti
                                 Dianne M. Yaconetti
                                 Vice President-Administration